UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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FLIR SYSTEMS, INC.

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FLIR®

The World's Sixth Sense™

2019

Notice of Annual Meeting of Shareholders
and Proxy Statement

The World’s Sixth Sense™ 27700 SW Parkway Avenue Wilsonville, Oregon 97070 (503) 498-3547

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Friday, April 19, 2019	Place:	FLIR Systems, Inc.
	9:00 a.m.		27700 SW Parkway Avenue
	Pacific Time		Wilsonville, Oregon 97070

Dear Fellow Shareholder,

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of FLIR Systems, Inc. The following items are on the agenda:

1.	Election of Directors. We will vote to elect the eleven director nominees identified in the attached proxy statement, each for a one-year term expiring in 2020.

2.	KPMG Ratification. We will vote to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	Advisory Vote on Executive Compensation. We will hold an advisory vote on executive compensation.

4.	Approve the 2019 Employee Stock Purchase Plan. We will vote to approve the 2019 Employee Stock Purchase Plan (ESPP).

5.	Other Business. We will transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The record date is February 22, 2019. Holders of 135,476,898 FLIR shares at the close of business on this date are entitled to notice of and to vote at the Annual Meeting.

We expect to mail to our shareholders a notice that proxy materials are available online on or about March 8, 2019. These materials will contain instructions on how to access the proxy statement for our annual meeting and our annual report to shareholders. The notice also will provide instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This proxy statement and our 2018 annual report on Form 10-K can be accessed directly at www.flir.com/about/investor-relations.

Earl R. Lewis

Chairman of the Board of Directors

Wilsonville, Oregon

March 8, 2019

Your vote is important! Please vote. The Notice of Annual Meeting, Proxy Statement and Annual Report on

Form 10-K are available at www.flir.com/about/investor-relations and www.proxyvote.com.

IT IS IMPORTANT THAT PROXIES BE COMPLETED AND SUBMITTED PROMPTLY. THEREFORE,

WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE

SUBMIT YOUR VOTE BY PROXY VIA THE INTERNET, BY TELEPHONE OR BY MAIL IN THE ENCLOSED

POSTAGE-PAID ENVELOPE IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS.

PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary sets forth certain performance highlights and provides an overview of the more detailed information contained later in this report. It sets forth the proposals to be voted on. You should read the entire proxy statement before casting your vote. In this proxy statement, the terms “FLIR,” “we,” and “our” and the “Company” refer to FLIR Systems, Inc.

Highlights of FLIR’s Performance

Business highlights for 2018 include the following:

The FLIR Method

2018 marked the first full year under our new chief executive officer, Jim Cannon, and executive management team and our realignment into three business units: Government and Defense, Industrial and Commercial. In addition, we began implementation of “The FLIR Method,” an operating methodology based on LEAN principles in a learning environment of continuous operational improvement to increase operational efficiencies, provide a foundation for profitability and consistent earnings growth and exceed shareholder expectations. We believe that some of the operational improvements during 2018 are the result of implementation of the FLIR method.

Revenue

During 2018, Revenue was $1.78 Billion, compared to $1.80 Billion for 2017, a decrease of 1.4% compared to prior year, which included $140 million of revenue from the small and medium-sized (SMB) security products business which was divested in February 2018.

Operating Margin

Operating margin is defined as the Company’s operating income divided by revenue for the same period. During 2018, we achieved GAAP operating margin of 17.9% compared to 16.1% in 2017 based on generally accepted accounting principles (“GAAP”).

Earnings Per Share

2018 GAAP earnings per diluted share were $2.01 compared to $0.77 in 2017. GAAP net earnings in 2018 were negatively impacted by pre-tax charges of $23.3 million associated with export compliance matters including a penalty accrued in connection with a consent agreement, a pre-tax charge of $13.7 million for the loss on sale of business, and other items, partially offset by discrete tax benefits including the release of a $33.1 million previously recorded unrecognized tax position. GAAP net earnings in 2017 were negatively impacted by discrete tax charges of $94.4 million related to the U.S. Tax Cuts and Jobs Act, as well as a $23.6 million pre-tax loss on assets held for sale.

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CORPORATE GOVERNANCE AND RELATED MATTERS

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with Directors

Shareholders and other parties interested in communicating directly with the Chairman, any Committee Chair, or with the non-employee directors as a group may do so by contacting the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee.

Shareholder Engagement

Shareholder engagement is an important element of our overall corporate governance. Our chief executive officer,

chief financial officer and other members of our management team regularly engage in dialogue with our shareholders. During 2018 and the first quarter of 2019, Company management and members of the Compensation Committee actively solicited input from the Company’s top 65 institutional shareholders regarding the Company’s executive compensation program, including the Company’s 2018 non-binding vote on executive compensation (commonly referred to as the “say-on-pay vote”), corporate governance matters and other topics of interest to the shareholder. Telephone calls and meetings were scheduled with every institutional shareholder who agreed to speak with the Company directly.

What We Heard From Shareholders	What FLIR Did
• Guaranteed annual incentive payments, despite their being limited to threshold and coinciding with hiring decisions, should not be provided.

•  Entered into an amended employment agreement with Mr. Cannon that eliminated the guaranteed annual incentive payment for 2018 that had been provided in Mr. Cannon’s new hire employment agreement. Mr. Cannon’s 2018 annual incentive plan payment was based on achievement of the performance metrics under the 2018 AIP. See “2018 Target Cash Incentives & Actual Payments Received” on page 25.

•  Actual Company performance during 2017 resulted in an annual incentive payout for Mr. Cannon that was in excess of the 2017 guaranteed amount

• Disliked prior practice of providing payout for partial term performance (“banking”) feature in performance-based RSU design with a preference for complete, multi-year performance cycles.	• Established full three-year performance cycles, eliminating banking.

• Growth should be a focus in incentive plan goals.

•  Established target performance goals for the 2018 AIP and the performance-based RSUs that were designed to provide target payout only if we achieve significant growth and improvement over prior year performance.

• Majority of pay should be variable and at least half of the annual LTI awards should be delivered in performance-based RSUs.

•  In 2018, 89% of the annual target total direct compensation for our CEO was variable (i.e., at-risk) and 73% of the annual target total direct compensation, on average, for our other NEOs was variable.

•  Performance-based RSUs comprised 50% of the 2018 long-term incentive grants to our NEOs. For our CEO, inclusive of his Leadership Performance Award, performance-based RSUs comprised 67% of his 2018 long-term incentive grants.

• Additional input on desired incentive plan metrics and other executive compensation program features.

•  The Compensation Committee reviews and evaluates our executive compensation program on an annual basis and we take all shareholder feedback and input into account when developing and approving the Company’s executive compensation program.

Meetings

During 2018, the Company’s Board of Directors held six meetings and acted by unanimous written consent one time. In 2018, each director attended more than 75% of the total board and committee meetings. Pursuant to FLIR’s Corporate Governance Principles, each director is expected to commit the time necessary to prepare for and attend all board and committee meetings, as well as the Annual Meeting of Shareholders. All members of the Board attended the 2018 Annual Meeting of Shareholders and all members of the Board are expected to attend the 2019 Annual Meeting of Shareholders.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Board of Directors Independence

FLIR’s Corporate Governance Principles provide that the Board of Directors must be comprised of a majority of independent directors. The Board of Directors reviews annually the relationship that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and determines the independence of each director. The Board has determined that each of the directors of the Company is “independent” as defined by applicable NASDAQ rules, except for Mr. Lewis, who retired as President and Chief Executive Officer of the Company in May 2013, and Mr. Cannon, the Company’s current Chief Executive Officer. The Board of Directors took into account all relevant facts and circumstances in making this determination.

Board of Directors Committees

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. In 2016 the Board of Directors established an Ethics and Compliance Committee to provide enhanced focus specifically on ethics and compliance matters involving the Company and to highlight the Board’s commitment to Company compliance efforts. Each committee operates pursuant to a written charter, which is reviewed annually. The charter of each committee may be viewed online at www.flir.com/about/investor-relations. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the Audit, Compensation, Corporate Governance and Ethics and Compliance Committees have all been determined to be “independent” as defined by applicable NASDAQ rules. The current members of each committee are identified in the following table.

Name	Audit	Corporate Governance	Compensation	Ethics and Compliance
James J. Cannon
John D. Carter		Chair
William W. Crouch
Catherine A. Halligan			Chair[1]
Earl R. Lewis
Angus L. Macdonald	Chair[2]
Michael T. Smith
Cathy A. Stauffer
Robert S. Tyrer	[3]
John W. Wood, Jr.
Steven E. Wynne				Chair

1	Ms. Halligan became Chair of the Compensation Committee succeeding Mr. Macdonald beginning with the Compensation Committee’s July 2018 meeting.

2

Mr. Macdonald became Chair of the Audit Committee succeeding Mr. Smith beginning with the Audit Committee’s July 2018 meeting. Prior to becoming Chair of the Audit Committee, Mr. Macdonald was Chair of the Compensation Committee.

3	Mr. Tyrer became a member of the Audit Committee beginning with the Audit Committee’s October 2018 meeting.

The Audit Committee is responsible for, among other things: overseeing the integrity of the Company’s financial statements and financial reporting process; the independent registered public accounting firm’s qualifications, appointment and independence; the performance of the internal audit function; the review of all third-party transactions involving, directly or indirectly, the Company and any of its directors or officers; and the adequacy of the Company’s accounting and internal control systems. During fiscal year 2018, the Audit Committee held five meetings.

The Compensation Committee is responsible for, among other things: all matters relating to the compensation of the Company’s executives, including salaries, bonuses, fringe benefits, incentive compensation, equity-based compensation, retirement benefits, severance pay and benefits, and compensation and benefits in the event of a change of control of the Company, oversee and evaluate the performance of the Company’s CEO, oversee the administration of the Company’s talent management process, and executive talent management and succession. The Compensation Committee also administers the Company’s equity compensation plans. See also the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the governance of the Compensation Committee and a description of the Company’s processes and procedures for determining executive compensation. During 2018, the Compensation Committee held eight meetings.

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The Corporate Governance Committee is responsible for, among other things: recommending to the Board operating policies to ensure an appropriate level of corporate governance; overseeing the Board’s annual self- evaluation; identifying qualified candidates to serve on the Board; determining the qualification of Board members; evaluating the size and composition of the Board and its committees; reviewing the Company’s Corporate Governance Principles; in conjunction with the Compensation Committee, reviewing the compensation policies for non-employee directors; providing oversight assistance of management activities relating to the integrity and security of the Company’s information technology systems, including with the full Board review and oversight of the Company’s cybersecurity initiatives; and recommending nominees to stand for election at each annual meeting of shareholders. The Corporate Governance Committee seeks candidates to serve on the Board who are persons of integrity, with significant accomplishments and recognized business experience, but does not have any specific minimum qualifications or criteria for director nominees. As required by its charter, the Corporate Governance Committee considers diversity of backgrounds, experiences, expertise, skill sets and viewpoints when considering nominees for director. We actively seek director candidates who bring diversity of age, gender, nationality, race, ethnicity, and sexual orientation. During each board meeting, the Corporate Governance Committee reviews candidates for directorship assembled in the previous quarter. During 2018, the Corporate Governance Committee held four meetings.

The Ethics and Compliance Committee was established in 2016 to provide enhanced focus specifically on ethics and compliance matters involving the Company and to highlight the Board’s commitment to Company compliance efforts and is responsible for, among other things: at the direction of the Board, to make recommendations regarding the Company’s corporate compliance and ethics posture, programs, policies and procedures to facilitate the operation of the Company in a compliant and ethical manner; as may be requested by the Board from time to time, to develop and recommend to the Corporate Governance Committee or Board for approval, revisions to the Company’s corporate governance principles with respect to the Company’s ethics and compliance; as requested by the Board, review and make recommendations regarding the content of the Company’s Code of Ethical Business Conduct and Code of Ethics for Senior Financial Officers; and as requested by the Board, review and make recommendations to the Board or Corporate Governance Committee with respect to policies and programs to facilitate compliance with the Company’s Code of Ethical Business Conduct, Corporate Governance Principles, and Corporate policies and procedures addressing the ethical and compliance operations of the Company, as adopted and amended from time to time by the Board. The members of the Ethics and Compliance Committee were instrumental in reviewing and remediating the Company’s compliance efforts and facilitating the Company’s Consent Agreement with the United States Department of State. During 2018, the Ethics and Compliance Committee held five meetings.

Shareholder Nominations and Proxy Access

The Corporate Governance Committee will review recommendations from shareholders of individuals for consideration as candidates for election to the Board of Directors. Any such recommendation should be submitted in writing to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070. Our Bylaws set forth procedures that must be followed by shareholders seeking to nominate directors. Our Fourth Restated Bylaws include proxy access, which permits eligible shareholders to nominate candidates for election to the Board. Our Bylaws allow a shareholder or a group of no more than 20 shareholders that has maintained continuous ownership of 3% or more of the Company’s Common Stock for at least three years to include in the Company’s proxy materials nominees for election as director for an annual meeting of shareholders. With our current board consisting of eleven members, eligible shareholders may nominate a number of director nominees not to exceed two of the directors then in office. To nominate a director, the shareholder must provide the information required by our Bylaws. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the period described under “Dates for Submission of Shareholder Proposals for 2020 Annual Meeting of Shareholders” section of this Proxy Statement. Each notice given by a shareholder with respect to nominations for the election of directors must comply with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our Bylaws.

Corporate Governance

FLIR maintains a Governance page on its website that provides specific information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles, Code of Ethical Business Conduct, Code of Ethics for Senior Financial Officers and charters for the committees of the Board of Directors. The Governance page can be found on our website at www.flir.com/about/investor-relations. To the extent mandated by legal requirements, we intend to disclose on our website any amendments or waivers to our Corporate Governance Principles, Code of Ethical Business Conduct, and Code of Ethics for Senior Financial Officers.

On February 6, 2019, the Board of Directors, based on the recommendation of the Corporate Governance Committee, determined that it was in the best interest of the Company and its shareholders to remove the mandatory retirement age provision of our Corporate Governance Principles. In making this determination, the Board of Directors considered not only the valuable guidance and experience that each of the specific director nominees that would have otherwise been impacted by this policy provides the Board, but also the fact that an arbitrary limitation on the age of a potential director limits the Board of Directors’ ability to consider the widest

2019 PROXY STATEMENT	FLIR	3

CORPORATE GOVERNANCE AND RELATED MATTERS

variety of potential director nominees, especially given that age does not necessarily diminish a person’s ability to bring a history of significant accomplishments and leadership, and valuable experience, skills and characteristics to the Board. In making this change the Board also reconfirmed its commitment to complete diversity of its Board.

FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, as amended (“SOX”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), including:

•	The Board of Directors has adopted clear corporate governance policies;

•

A majority of the Board members are independent of FLIR and its management based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ;

•

All members of the Board’s Audit, Compensation, Corporate Governance, and Ethics and Compliance Committees are independent based on the relevant independence requirements contained in the Company’s Corporate Governance Principles as well as any additional or supplemental independence standards established by NASDAQ, SOX, and the Dodd-Frank Act;

•	The independent members of the Board of Directors meet regularly without the presence of management;

•	FLIR has a Code of Ethical Business Conduct;

•	The charter of each Board committee clearly establishes its role and responsibilities;

•

FLIR has a Chief Compliance Officer and an Internet-based hotline monitored by EthicsPoint® that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•

FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer/Corporate Controller, Vice President of Global Tax and Planning, Corporate Treasurer, Vice President of Global Finance Operations, Business Unit Controllers and Site Controllers.

You may obtain copies of the documents posted on FLIR’s Governance page on its website by writing to the Corporate Secretary, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.

Board Leadership Structure and Role in Risk Oversight

The Company has a separate Chairman of the Board and Chief Executive Officer structure. In addition, the Chairman of the Company’s Corporate Governance Committee serves as Presiding Director for the executive sessions of the independent directors. The Board has determined that this structure is appropriate for the Company at this time as it most fully maximizes our Chairman’s extensive knowledge of the Company’s business and industry. The Board acknowledges that no single leadership model is right for all companies, however, so the Board periodically reviews its leadership structure.

The Board is actively involved in oversight of risks inherent in the operation of the Company’s business including, without limitation, those risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”). It is management’s responsibility to manage risk and bring to the Board’s attention the material risks to the Company. The Board has oversight responsibility for the processes established to report and monitor systems for material risks applicable to the Company. The Board manages this responsibility at the Board level with assistance from its four committees, as appropriate. The Board has delegated to the Audit Committee certain tasks related to the Company’s risk management process. The Audit Committee (i) serves as an independent and objective body to monitor the Company’s financial reporting process and internal control systems and (ii) assists the Board in oversight of the Company’s compliance with legal and regulatory requirements. The Board has delegated to the Compensation Committee responsibility for oversight of management’s compensation risk assessment, including the annual determination of whether or not the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Corporate Governance Committee oversees the Company’s risks in the areas of corporate governance and is primarily responsible for the integrity and security of the Company’s information technology systems, including the review and oversight of the Company’s cybersecurity initiatives, Board and committee performance and membership and compensation and director nomination/succession. The Ethics and Compliance Committee at the direction of the Board of Directors provides enhanced oversight and makes recommendations concerning the Company’s compliance and ethics posture. These committees report the results of their review processes to the full Board during regularly scheduled Board meetings or more frequently, if warranted. In addition to review and discussion of reports prepared by the committees of the Board, the Board periodically discusses risk oversight in specific areas as they arise, including as part of its corporate strategy review.

Compensation Risk

Company management annually conducts an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. Management has reviewed and discussed the findings of the assessment with the Compensation Committee concluding that our compensation programs are designed with an

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appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, management considered the following attributes of our programs:

•	Mix of base salary, annual incentive opportunities, and long-term equity compensation;

•	Balance between annual and longer-term performance opportunities;

•	Alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results over the long term;

•	Use of equity awards (performance-based and time-based) that vest over time and in some cases attach additional holding periods after vesting;
•

Generally providing senior executives with long-term equity-based compensation on an annual basis. We believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•

Stock ownership guidelines that are reasonable and designed to align the interests of our executive officers with those of our shareholders. This discourages executive officers from focusing on short-term results without regard for longer-term consequences; and

•	Compensation decisions include subjective considerations, which limit the influence of strictly formulaic factors on excessive risk taking.

In addition, our Compensation Committee considered compensation risk implications during its deliberations on the design of our 2019 executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

Director Nominees

In recommending the director nominees for the Board of Directors, the Corporate Governance Committee and Board of Directors considered the backgrounds, experiences, expertise, skill sets and viewpoints of each of the director nominees and the overall composition of the Board. Certain characteristics of our director nominees are highlighted below:

The Board of Directors nominates the following individuals to serve on the Board.

Nominees:	Age	Director Since	Position Held with FLIR
James J. Cannon	48	2017	Director and Chief Executive Officer
John D. Carter	73	2003	Director
William W. Crouch	77	2005	Director
Catherine A. Halligan	56	2014	Director
Earl R. Lewis	75	1999	Chairman of the Board of Directors
Angus L. Macdonald	64	2001	Director
Michael T. Smith	75	2002	Director
Cathy A. Stauffer	59	2014	Director
Robert S. Tyrer	61	2017	Director
John W. Wood, Jr.	75	2009	Director
Steven E. Wynne	67	1999	Director

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CORPORATE GOVERNANCE AND RELATED MATTERS

Nominees

James J Cannon Age: 48 Director Since: 2017 Position Held: President, CEO and Director

Mr. Cannon has served as a director of the Company since June 2017. Previously, Mr. Cannon was an employee of Stanley Black & Decker, Inc. since 2001, most recently as President, Stanley Security, North America & Emerging Markets, since October 2014. Previously, Mr. Cannon was President of Stanley Oil & Gas from August 2012 to October 2014, President of Stanley Industrial & Automotive Repair, Europe and Latin America, from July 2011 to August 2012, and President of Stanley Industrial and Automotive Repair, North America from February 2009 to July 2011. Prior to that, from 1989 to 1999, Mr. Cannon served in the United States Army in various locations around the World as an infantryman and armor officer, including Operations Desert Shield and Desert Storm in Iraq, where he was awarded a Combat Infantryman’s Badge. Mr. Cannon is a graduate of the University of Tennessee, Chattanooga, with a B.S. in Business Administration/Marketing. Mr. Cannon is a member of the Board of Directors of Lydall, Inc. Mr. Cannon’s experience in the United States Army, prior executive experience and his position as Chief Executive Officer provide the knowledge and expertise to understand and offer guidance regarding the Company’s business operations, technologies and markets.

John D. Carter Age: 73 Director Since: 2003 Position Held: Director

Mr. Carter has served as a director of the Company since August 2003. From 2002 to 2005, Mr. Carter was a principal in the consulting firm of Imeson & Carter, which specialized in transportation and international business transactions. Mr. Carter served as President and Chief Executive Officer of Schnitzer Steel Industries Inc., a metals recycling company, from May 2005 to November 2008. Since December 1, 2008, Mr. Carter has served as Chairman of the Board of Directors of Schnitzer Steel Industries, Inc. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. Mr. Carter is a member of the Board of Directors and Chairman of the Audit Committee of Northwest Natural Holdings. He received his BA in History from Stanford University and his JD from Harvard Law School. In addition to his legal experience gained while practicing law, Mr. Carter brings many years of senior executive management experience, most recently as president and chief executive officer of a multi-billion dollar public company. This combination of legal and management experience enables Mr. Carter to provide guidance to the Company in the areas of legal risk oversight, enterprise risk management, corporate governance, financial management and corporate strategic planning.

General William W. Crouch (United States Army—Retired) Age: 77 Director Since: 2005 Position Held: Director

General Crouch has served as a director of the Company since May 2005. General Crouch retired from the United States Army in 1999 following a 36-year career during which he served in numerous roles including Commanding General—Eighth Army and Chief of Staff, United Nations Command and United States Forces Korea; Commander in Chief, United States Army, Europe; Commanding General, NATO Implementation (later Stabilization) Force, Bosnia/Herzegovina; and the United States Army’s 27th Vice Chief of Staff. Until 2010, he served as one of five generals who oversaw the Army’s Battle Command Training Program. In October 2000, General Crouch was named co-chair of the USS COLE Commission, which was formed to examine the terrorist attack on the USS COLE. He has served as a Distinguished Senior Fellow with the Center for Civil Military Operations at the United States Naval Postgraduate School, and serves on the Board of the Keck Institute for International and Strategic Studies at Claremont McKenna College. He received a B.A. in Civil Government from Claremont McKenna College, and a M.A. in History from Texas Christian University. He holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. General Crouch’s career as an Army officer and continuing interest in the United States military afford the Company significant insight into the Company’s important military customers in terms of strategic and tactical doctrines and how the Company’s products should be developed and adapted to facilitate the implementation of these doctrines. General Crouch also possesses an understanding of the political and military realities in certain global regions in which the Company’s products are employed. In addition, General Crouch’s experience in senior leadership roles in large Army commands enables him to offer guidance on the leadership of complex organizations such as the Company.

Catherine A. Halligan Age: 56 Director Since: 2014 Position Held: Director

Ms. Halligan has served as a director of the Company since March 2014. Ms. Halligan has served as Advisor to Narvar, a provider of supply chain and post purchase optimization SaaS technology, since 2013. Previously, Ms. Halligan was an Advisor to PowerReviews Inc., a leading social commerce network, from January to March 2012 and Senior Vice President Sales and Marketing from July 2010 to January 2012. Prior to joining PowerReviews Inc., Ms. Halligan held several executive level positions with prominent retailers. From 2005 to 2010, Ms. Halligan served in various executive positions with Walmart, a retailer, including as Vice President Market Development, Global eCommerce from 2009 to 2010 and as Chief Marketing Officer of Walmart.com from 2007 to 2009 along with other executive roles from 2005 to 2009. From 2000 to 2005, Ms. Halligan was an associate partner at Prophet, a management consulting firm. From 1996 to 1999, Ms. Halligan held retail management positions with Williams Sonoma Inc., including Vice President and General Manager, Internet and Vice President, Marketing. Ms. Halligan also has previous executive marketing retail experience with Blue Nile, Inc. and the Gymboree Corporation. Ms. Halligan began her career as a Marketing and Planning Analyst for Lands’ End from 1987 to 1991. Since January 2012, Ms. Halligan has served as an independent director at Ulta Beauty, where she chairs the Compensation Committee and is a member of the Nominating and Governance Committee, and previously served for two years on the Audit Committee. Ms. Halligan is also on the board of Ferguson plc, a FTSE 100 company, and is a member of the Audit, Nomination and Remuneration Committees. With over 20 years of experience in marketing, digital and e-commerce within the retail industry, Ms. Halligan provides significant expertise with respect to strategic marketing issues, Internet technology and omnichannel business capabilities.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Earl R. Lewis Age: 75 Director Since: 1999 Position Held: Chairman of the Board of Directors

Mr. Lewis served as Chairman, President and Chief Executive Officer of the Company from November 2000 until his retirement in May 2013 as President and Chief Executive Officer. He continues to serve as Chairman of the Board. Mr. Lewis was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB (which at the time owned approximately 35% of the Company) by Thermo Instrument Systems, Inc. Prior to joining FLIR, Mr. Lewis served in various capacities at Thermo Instrument Systems, Inc., with his last role as President and Chief Executive Officer. Mr. Lewis is a member of the Board of Directors of NxStage Medical, Inc. Mr. Lewis is a Trustee of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Lewis’ leadership of the Company in the past decade affords him a deep understanding of the Company’s technology and operations, as well as the markets in which the Company operates. Mr. Lewis’ prior service in executive management positions and his past and present service on other boards of directors, including public company boards, enable him to provide insight and guidance in an array of areas including global operations and strategic planning, enterprise risk management, and corporate governance. Mr. Lewis has played, and continues to play, an active role in the Company’s financial management and corporate development, including merger and acquisition activity.

Angus L. Macdonald Age: 64 Director Since: 2001 Position Held: Director

Mr. Macdonald has served as a director of the Company since April 2001. In 2000, Mr. Macdonald founded and is currently President of Venture Technology Merchants, LLC, an advisory and merchant banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, Mr. Macdonald was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, U.K., and has attended post graduate courses at Harvard Business School including specific programs on Compensation Committee and also Audit Committee best practices. Mr. Macdonald holds an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Through his more than 30 years of experience in investment and merchant banking, Mr. Macdonald has developed extensive expertise in corporate development strategies for technology enterprises such as the Company as well as in financial structuring and strategy. Mr. Macdonald’s years of experience in the financial services sector benchmarking and comparing best practices operationally as well as from an executive management and compensation perspective, provide the Company with insight into the value creation impacts of various financial and operational strategies. These skills enable him to successfully serve as a member of the Company’s Audit and Compensation Committees and to provide insight to the Company in the development of its financial management, capital deployment, employee compensation and executive retention strategies.

Michael T. Smith Age: 75 Director Since: 2002 Position Held: Director

Mr. Smith has served as a director of the Company since July 2002. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997, he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a director of Teledyne Technologies Incorporated, WABCO Holdings Inc., and Zero Gravity Solutions. He was previously a director of Ingram Micro. Mr. Smith holds a B.A. from Providence College and an MBA from Babson College. He also served as an officer in the United States Army. Throughout his career, Mr. Smith has had extensive financial and general management experience, including service as the chief executive officer of a large public company. These skills and experiences qualify him to serve as the Company’s Audit Committee financial expert and also provide the Company with expertise in corporate governance, enterprise risk management and strategic planning as well as in the areas of global operations and corporate strategic development.

2019 PROXY STATEMENT	FLIR	7

CORPORATE GOVERNANCE AND RELATED MATTERS

Cathy A. Stauffer Age: 59 Director Since: 2014 Position Held: Director

Ms. Stauffer has served as a director of the Company since March 2014. From September 2005 to 2016 Ms. Stauffer owned and operated her own consulting company, Cathy Stauffer Consulting, providing strategic advice to CEOs and public and private companies primarily focused on new technology and changing consumer and commercial markets. In 2010, Ms. Stauffer also served as the Executive Vice President of Market Development for Premier Retail Networks, a Technicolor owned digital media company. From 2004 to 2005, Ms. Stauffer served as Senior Vice President Marketing and Chief Marketing Officer for Gateway Computers, a global personal computer and consumer electronics company. Beginning in 1977, Ms. Stauffer served in multiple capacities, including as President and EVP of Merchandising and Marketing for The Good Guys, Inc., a consumer electronics specialty retailer where she was closely involved in every new consumer technology launch from the compact disc player to the smart phone. Ms. Stauffer also currently serves as the Chairman of Beverages & More, Inc., a leading specialty retailer of alcoholic beverages and related products. In addition, Ms. Stauffer is a NACD Board Leadership Fellow and has earned the CERT Certificate in Cybersecurity Oversight awarded by the Software Engineering Institute of Carnegie Mellon University. Ms. Stauffer’s over three decades of broad and deep operating experience across a variety of industries and disciplines, brings technology innovation, marketing, communications and strategic partnership expertise that affords the Board valuable insight related to consumer and commercial technology business, new market development, marketing and customer experience.

Robert S. Tyrer Age: 61 Director Since: 2017 Position Held: Director

Mr. Tyrer has served as a director of the Company since October 2017. Mr. Tyrer is currently the co- president of The Cohen Group, a business advisory firm providing strategic advice and assistance in business development, regulatory affairs, deal sourcing, and capital raising activities, a position he has held since 2001. Previously, he served as the Chief of Staff to the United States Secretary of Defense William Cohen from 1997-2001, where he provided strategic advice on all aspects of national security and acted as the primary liaison between the Department of Defense and Congress, the White House, other Federal agencies and private industry. Prior to entering the Pentagon, Mr. Tyrer served 21 years on Capitol Hill in a variety of congressional staff roles, including Chief of Staff to then-Senator William Cohen of Maine from 1989-1996 and campaign manager for U.S. Senator Susan Collins in her successful 1996 U.S. Senate campaign. Mr. Tyrer is a graduate of the University of Maine and a member of the Advisory Board of the University of Maine’s School of Policy and International Affairs. He is a Senior Adviser at the Center for Strategic and International Studies in Washington, DC. He served as a member of the board of directors of EDO Corporation, a military and commercial products and professional services company, for four years until the company was purchased by ITT Corporation in 2007. Mr. Tyrer also served on the Board of Directors of Clean Air Power, a publicly-traded company based in the United Kingdom, from 2014 until it was acquired in 2015. He is also a member of the Advisory Board of the Public Diplomacy Collaborative at the John F. Kennedy School of Government at Harvard University. Mr. Tyrer’s experience in government, politics, business and consulting makes him uniquely qualified to offer guidance regarding the Company’s business operations, technologies and markets, particularly as it relates to government procurement and defense.

John W. Wood, Jr. Age: 75 Director Since: 2009 Position Held: Director

Mr. Wood has served as a director of the Company since May 2009. Mr. Wood served as Chief Executive Officer of Analogic Corporation, a leading designer and manufacturer of medical imaging and security systems, from 2003 to 2006. Prior to joining Analogic, Mr. Wood held senior executive positions over a 22-year career at Thermo Electron Corporation. He served as President of Peek Ltd., a division of Thermo Electron Corporation, and as a Senior Vice President of the parent company. He previously served as President and Chief Executive Officer of Thermedics, a subsidiary of Thermo Electron Corporation. Mr. Wood is a director of American Superconductor Corporation. Mr. Wood earned a Bachelor’s degree in Electrical Engineering from Louisiana Tech University and a Master’s degree in Electrical Engineering from Massachusetts Institute of Technology. Mr. Wood holds a Masters Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. Through his academic training and his extensive executive experience with companies in relevant industries, Mr. Wood possesses the knowledge and expertise to understand and offer guidance regarding the Company’s technologies and markets. In addition, as the former chief executive officer of a public company, Mr. Wood is qualified to provide leadership in the areas of corporate governance, operations and enterprise risk management.

8	FLIR	2019 PROXY STATEMENT

CORPORATE GOVERNANCE AND RELATED MATTERS

Steven E. Wynne Age: 67 Director Since: 1999 Position Held: Director

Mr. Wynne has served as a director of the Company since November 1999. Since July 2012, Mr. Wynne has served as an Executive Vice President of Health Services Group, Inc., a diversified insurance and pharmacy company, where he previously served as Senior Vice President, from February 2010 to January 2011. From January 2011 through July 2012, he served as Executive Vice- President of JELD-WEN, Inc., an international manufacturer of doors and windows. From March 2004 through March 2007, Mr. Wynne was President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From August 2001 through March 2002, and from April 2003 through February 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP. Mr. Wynne served as acting Senior Vice President and General Counsel of the Company from April 2002 through March 2003. Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an online community serving amateur athletics, from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the boards of directors of JELD-WEN Holding, Inc., Pendleton Woolen Mills, Lone Rock Resources and Northwest Natural Gas Company (a subsidiary of Northwest Holdings). Mr. Wynne has been associated with the Company in a variety of capacities since 1983, including prior service as its outside counsel. By virtue of this extensive relationship, Mr. Wynne has developed a high degree of familiarity with the Company’s operations, risks and opportunities. In addition, Mr. Wynne’s legal training and senior executive leadership experience with other companies qualify him to provide insight and guidance as a member of the Company’s Audit Committee, as well as in the areas of corporate governance, strategic planning and enterprise risk management.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of its nominees for director. If a quorum is present, a director nominee will be elected if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST such nominee. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but will have no effect on the election of directors. See “Corporate Governance and Related Matters—Nominees” for information about the qualifications of the nominees.

2019 PROXY STATEMENT	FLIR	9

MANAGEMENT

MANAGEMENT

Executive Officers

The executive officers of the Company for 2018 are as follows:

Nominees:	Age	Position
James J. Cannon	48	Chief Executive Officer
Carol P. Lowe	53	Executive Vice President and Chief Financial Officer
Todd M. DuChene	55	Senior Vice President, General Counsel, Secretary, and Chief Ethics and Compliance Officer
Jeffrey D. Frank	62	Senior Vice President, Global Product Strategy
Anthony D. Buffum	37	Senior Vice President, Chief Human Resources Officer

Information concerning the principal occupations and business experience during at least the past five years of Mr. Cannon is set forth under “Corporate Governance and Related Matters—Nominees.” Information concerning the principal occupations and business experience during at least the past five years of the executive officers of the Company who are not also directors of the Company is set forth below.

Carol P. Lowe Age: 53 Position Held: Executive Vice President and Chief Financial Officer

Ms. Lowe has been Executive Vice President and Chief Financial Officer since November 2017. Previously, Ms. Lowe served as Senior Vice President and Chief Financial Officer at Sealed Air Corporation (NYSE: SEE). Ms. Lowe also worked for Carlisle Companies Inc. for over ten years in numerous executive leadership positions, including President of two business units and Chief Financial Officer. Ms. Lowe also served as a board member of Cytec Industries, Inc. from 2007 to 2015, and currently serves on the board of EMCOR Group, Inc., where she is a member of the Audit Committee. She received her Bachelor of Science degree in accounting from the University of North Carolina Charlotte and an MBA from the Fuqua School of Business at Duke University.

Todd M. DuChene Age: 55 Position Held: Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer

Mr. DuChene joined FLIR in September 2014 as its Senior Vice President, General Counsel and Secretary. Prior to joining FLIR, Mr. DuChene served as Executive Vice President, General Counsel and Secretary of Nuance Communications, Inc., a leading provider of speech recognition and related technology to enterprise, healthcare and mobile and consumer customers, where he was responsible for the legal, intellectual property, corporate governance and regulatory activities of the company, from October 2011 to September 2014. Previously, Mr. DuChene served as Senior Vice President, General Counsel and Secretary of National Semiconductor Corporation from January 2008 to October 2011, prior to its acquisition by Texas Instruments Inc. In addition, Mr. DuChene has served as General Counsel to each of Solectron Corporation, Fisher Scientific International Inc. (now ThermoFisher Scientific), and OfficeMax, Inc. Mr. DuChene began his legal career as a corporate lawyer with BakerHostetler in Cleveland, Ohio in 1988. Mr. DuChene is a graduate of The College of Wooster, Wooster, Ohio and the University of Michigan Law School.

10	FLIR	2019 PROXY STATEMENT

MANAGEMENT

Jeffrey D. Frank Age: 62 Position Held: Senior Vice President, Global Product Strategy

Prior to his promotion to Senior Vice President, Global Product Strategy in January 2014, Mr. Frank had served as the Company’s Vice President, Global Product Strategy since May 2013. Mr. Frank previously served as Vice President of Product Strategy for the Company’s Commercial Systems Division from December 2004 to May 2013. Prior to joining FLIR, Mr. Frank was a founder and served as Vice President of Business Development for Indigo Systems, Inc. commencing with that company’s inception in 1997. Mr. Frank joined FLIR upon Indigo’s acquisition by FLIR in 2004.

Previously, Mr. Frank was Vice President of Business Development for Raytheon Corporation from 1994 to 1997, and for Amber Engineering from 1987 to 1994 prior to Amber’s acquisition by Raytheon Corporation.

Anthony D. Buffum Age: 37 Position Held: Senior Vice President, Chief Human Resources Officer

Mr. Buffum has been Senior Vice President and Chief Human Resources (HR) Officer since October 2018. Previously, Mr. Buffum served as Vice President of Human Resources for Stanley Security (Global), a division of Stanley Black & Decker, from January 2018 to October 2018; Vice President Human Resources Stanley Security, North America, from January 2015 to December 2017; Vice President, Human Resources, Industrial & Automotive Repair (Global), a division of Stanley Black & Decker from October 2012 to December 2014 and prior to that as Vice President Human Resources, Industrial and Automotive Repair, North America, Asia and Europe Markets from June 2012 to October 2012. Mr. Buffum started his career at General Electric in 2003 as part of its Human Resources Leadership Program and earned his Bachelor of Science degree in Industrial and Labor Relations from Cornell University.

2019 PROXY STATEMENT	FLIR	11

LETTER TO SHAREHOLDERS

Dear Fellow Shareholders:

Thank you for your investment in FLIR Systems, Inc. We are committed to pay practices designed to maximize principles of good governance and to strengthen the alignment between Company management and Company stakeholders, particularly our shareholders. Our program design and actual payments made to our management seek to provide competitive compensation for superior performance with the majority of executive compensation “at risk” and contingent on achievement of pre-established metrics over a long-term period.

In order to demonstrate our commitment to shareholders, at our 2017 annual meeting of shareholders, we adopted an annual “say-on-pay” vote from our previously shareholder approved every three-year vote. At our 2018 annual meeting, our “say-on-pay” vote achieved a majority vote of our shareholders but did not achieve the level of support consistent with our prior “say-on-pay” votes.

As a result, immediately prior to the 2018 vote and during the fall/winter of 2018 and the first quarter of 2019 we engaged in an extensive shareholder outreach program to elicit shareholder feedback on Company performance, governance, and pay practices, and to highlight to shareholders the significant changes we made in our compensation program for 2018 and the continuing enhancements planned for 2019. During this outreach, we contacted our top 65 institutional shareholders, representing approximately 72% of our outstanding shares as of December 31, 2018. We held telephonic meetings with every shareholder who responded positively to our outreach efforts.

As a result of our shareholder outreach during 2018, our 2018 compensation program design featured the following shareholder identified improvements:

Annual Incentive Plan

•

Replaced 2017 metrics of Adjusted EPS, Revenue, and Adjusted Operating Cash Flow goals with 2018 metrics of Organic Revenue Growth (50%), Adjusted Operating Margin (30%), and Working Capital Turnover (20%). We note that these same metrics have been established for 2019; and

•	The metrics established for 2018 (and for 2019) at target are:

•	Increase in Organic Revenue Growth (as defined in our Compensation Discussion and Analysis beginning on page 26).

•	Increase in Adjusted Operating Margin (as defined in our Compensation Discussion and Analysis beginning on page 26).

•	Increase in Working Capital Turnover (as defined in our Compensation Discussion and Analysis beginning on page 26).

with threshold, target and maximum metrics set at levels that require our management team to achieve significant operational improvement over prior year performance to achieve target payouts.

Long-Term Incentive Plan (2018 and 2019)

•	Eliminated the use of Stock Options for executive and senior officers;

•

50% of the long-term incentive award opportunity is at-risk through the use of performance-based restricted stock units (PRSUs) with three-year cliff vesting and 50% is time-based RSUs vesting ratably over a three-year period;

•

Replaced the 2017 PRSU performance metrics of Operating Income and Revenue with Adjusted EBITDA using a three-year CAGR (50%) and Organic Revenue using a three-year CAGR (50%). Target levels of achievement for these new metrics over a three-year period are tied to challenging cumulative annual growth rates and operational efficiencies not achieved by the Company in its recent history; and

•	Established full three-year performance cycles, without partial vesting or any annual interim performance assessment.

In addition to the above, on April 24, 2018, as a result of the Board of Director’s assessment of Mr. Cannon’s accomplishments, Company performance and the strategic plan he developed and has been executing on since his hire (in June 2017), the Company entered into an amended employment agreement with Mr. Cannon to secure his commitment to the Company over the long-term. The intent of this amended employment agreement was to further incent Mr. Cannon in the execution of the Company’s strategic plan to enhance shareholder value and to ensure long-term executive leadership stability as we continue to progress on our strategic plan. See “Employment Agreements” on page 30.

12	FLIR	2019 PROXY STATEMENT

MANAGEMENT

Key details of Mr. Cannon’s amended employment agreement are:

•

Elimination of a partial guaranteed bonus payment for 2018 that was included in Mr. Cannon’s new hire employment agreement (originally included to compensate Mr. Cannon for loss of bonus due to his mid-year start date). Our intent to provide a guaranteed partial bonus had been an expressed concern of certain of our shareholders during the shareholder outreach. We note that actual Company performance to plan during 2017 (of which Mr. Cannon played a significant role) resulted in a bonus payment for Mr. Cannon in excess of the 2017 guaranteed amount, eliminating the impact of or need for the guaranteed payment. Additional details are provided under “Employment Agreements” on page 30.

•

A leadership performance-based RSU award to create even greater alignment between Mr. Cannon and long-term value creation and extend the typical vesting period to enhance the retentiveness of the award. These performance-based RSUs have the same three-year CAGR Organic Revenue and adjusted EBITDA metrics as Mr. Cannon’s other 2018 equity performance-based awards but are subject to the additional requirement that Mr. Cannon remain as CEO through the fourth anniversary of the grant (for 50% of any earned shares) and through the fifth anniversary of the grant (for the remaining 50% of earned shares, if any) to vest.

Shareholders provided their views on a number of items. Below we have summarized specific feedback we received and the actions we took in response:

What We Heard From Shareholders	What FLIR Did
• Guaranteed annual incentive payments, despite their being limited to threshold and coinciding with hiring decisions, should not be provided.

•  Entered into an amended employment agreement with Mr. Cannon that eliminated the guaranteed annual incentive payment for 2018 that had been provided in Mr. Cannon’s new hire employment agreement. Mr. Cannon’s 2018 annual incentive plan payment was based on achievement of the performance metrics under the 2018 AIP. See “2018 Target Cash Incentives & Actual Payments Received” on page 25.

•  Actual Company performance during 2017 resulted in an annual incentive payout for Mr. Cannon that was in excess of the 2017 guaranteed amount

• Disliked prior practice of providing payout for partial term performance (“banking”) feature in performance-based RSU design with a preference for complete, multi-year performance cycles.	• Established full three-year performance cycles, eliminating banking.

• Growth should be a focus in incentive plan goals.

•  Established target performance goals for the 2018 AIP and the performance-based RSUs that were designed to provide targeted payout only if we achieve significant growth and improvement over prior year performance.

• Majority of pay should be variable and at least half of the annual LTI awards should be delivered in performance-based RSUs.

•  In 2018, 89% of the annual target total direct compensation for our CEO was variable (i.e., at-risk) and 73% of the annual target total direct compensation, on average, for our other NEOs was variable.

•  Performance-based RSUs comprised 50% of the 2018 long-term incentive grants to our NEOs. For our CEO, inclusive of his Leadership Performance Award, performance-based RSUs comprised 67% of his 2018 long-term incentive grants.

• Additional input on desired incentive plan metrics and other executive compensation program features.

•  The Compensation Committee reviews and evaluates our executive compensation program on an annual basis and we take all shareholder feedback and input into account when developing and approving the Company’s executive compensation program.

We believe these compensation design enhancements have corresponded to significant improvement in the Company’s performance and business operations.

“Proposal 3: Advisory Vote on Executive Compensation” or “say-on-pay” begins on page 50 of this proxy statement. The Board of Directors unanimously recommends that shareholders vote FOR this proposal. Please review the information contained elsewhere in this proxy statement under “Compensation Discussion and Analysis” beginning on page 15 and under “Proposal 3: Advisory Vote on Executive Compensation” on page 50. We are confident that our programs are designed to motivate our executives and pay for performance that is aligned with shareholder interests.

2019 PROXY STATEMENT	FLIR	13

MANAGEMENT

In closing, we would like to thank our shareholders for their investment in FLIR and their engagement with us during the past year. Your insight and candor were most appreciated. We value the support and input of our shareholders, your investment in FLIR, and we look forward to continuing to have an open dialogue.

Sincerely,

Catherine A. Halligan, Chair of the Compensation Committee

General William W. Crouch

Angus L. Macdonald

Cathy A. Stauffer

Michael T. Smith

14	FLIR	2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the principles and material elements of our executive compensation program, how we applied those principles in determining the material elements of the compensation for our Named Executive Officers (“NEOs”) for 2018 and how we use our executive compensation program to drive performance.

Our executive compensation program is designed to align the interests of our executive officers with those of our shareholders by providing market-competitive compensation opportunities to our executives upon the achievement of a variety of short-term and long-term objectives. The Compensation Committee reviews at least annually all elements of executive officer compensation and makes changes as needed to remain competitive, fair, reasonable and consistent with our goals of pay for performance and alignment with shareholder interests. We believe that our actions in 2018 and in prior years effectively link pay to performance.

Executive Summary

2018 was the first full year following our transition to Jim Cannon as Chief Executive Officer, the realignment of the Company’s operating structure from six segments to three operating business units, and implementation of The FLIR Method (“TFM”). In 2018, we achieved growth in our 2018 Annual Incentive Plan (“2018 AIP”) targets of organic revenue, adjusted operating margin and working capital turns, and enhanced profitability.

Our 2018 executive compensation program reflected our objectives of establishment of a foundation for building consistent long-term revenue and earnings growth, operational efficiency and improved capital management.

Our Business and Strategy

We are a world leader in sensor systems that enhance perception and awareness. Our advanced sensors and integrated sensor systems enable the creation, gathering, and analysis of critical data and images for use in a wide variety of applications in commercial, industrial, and government markets worldwide.

Our operational task is to consistently exceed shareholder commitments with integrity. And our purpose as an entity is to save lives and livelihoods. We will operate with these in mind all the time and will drive our strategies with the intention to succeed in the eyes of our customers, employees, and shareholders.

Our core values are: Be Ready, Be Bold, Be Brave, and Be Ambitious. First is Be Ready, which speaks to prioritizing speed and agility in reacting to an ever- changing technology landscape. Second is Be Bold, by pioneering and innovating to continue pushing the boundaries of what is possible in both our technology as well as our daily operations. Third is Be Brave in our actions to exhibit the utmost integrity and ethics in our daily decision-making—not usually, but always. And Fourth is Be Ambitious with a will to win, a tenacity to find the best ways to accomplish our tasks, and collaborate with the utmost respect for our teammates and our customers.

These core values serve as the standards by which our people operate and behave at FLIR, aligning culture with our business strategy. We expect our teams to feel accountable for upholding these values each and every day, and by doing so, we expect to see tangible results in our business performance.

During 2018 we also continued a business transformation through the initiative that we call The FLIR Method (“TFM”). This is a long-term investment that we expect to better enable organic growth, increase our profitability, and generate excess cash to utilize in ways that enhance shareholder returns. TFM initiatives have been launched throughout the organization with a focus on enhancing our productivity, refining our product pricing strategy, standardizing our core business terminology to better share best practices globally, implement expanded talent development programs, boost our acquisition and integration processes, and continue to develop world-class products that exceed our customers’ expectations.

2018 Business Highlights

During 2018, Revenue was $1.78 Billion, compared to $1.80 Billion for 2017, a decrease of 1.4% compared to prior year, which included $140 million of revenue from the security products businesses which were divested in February 2018. Excluding the revenue from the divested security businesses, organic revenue growth was 6% in 2018. Organic Revenue (defined as Revenue excluding the impact of acquisitions, divestitures and foreign currency translation changes) was a

2019 PROXY STATEMENT	FLIR	15

COMPENSATION DISCUSSION AND ANALYSIS

metric accounting for 50% of the 2018 AIP. The 6% organic revenue growth achieved 109% of the target Organic Revenue metric for our 2018 AIP.

During 2018, we achieved GAAP operating margin of 17.9% compared to 16.1% in 2017. Operating Margin is defined as the Company’s earnings from operations divided by revenue for the same period. Adjusted Operating Margin for purposes of the Company’s annual incentive plan is defined as Adjusted non-GAAP earnings from operations divided by Organic Revenue. Adjusted non-GAAP earnings from operations is defined as non-GAAP earnings from operations (defined as GAAP earnings from operations excluding amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, loss on sale of business, executive transition costs, export compliance matters and other) divided by Organic Revenue. During 2018, we achieved Adjusted Operating Margin of 23.12% compared to Adjusted Operating Margin in 2017 of 21.90%, an increase in Adjusted Operating Margin of 122 basis points year over year. Adjusted Operating Margin was a metric accounting for 30% of 2018 annual incentive plan. The 122 basis point increase in Adjusted Operating Margin achieved 169% of the target Operating Margin metric for our 2018 AIP.

2018 Working Capital Turnover was 2.82x compared to 2.60x for 2017, an increase in Working Capital Turnover of 0.22x year over year. Increase in Working Capital Turnover was a metric accounting for 20% of our 2018 AIP. The increase in

Working Capital Turnover achieved 72% of the target Working Capital Turnover metric for our 2018 annual incentive plan. Working Capital Turnover is calculated as revenue divided by the trailing five-quarter average of the Company’s net working capital balances comprised of accounts receivable, inventories, demonstration assets, and accounts payable, excluding the impact of current year acquisitions and dispositions.

2018 GAAP net earnings per diluted share was $2.01 compared to $0.77 in 2017. GAAP net earnings in 2018 were negatively impacted by pre-tax charges of $23.3 million associated with export compliance matters including a penalty accrued in connection with a consent agreement, a pre-tax charge of $13.7 million for the loss on the sale of business, and other items, partially offset by discrete tax benefits including the release of a $33.1 million previously recorded unrecognized tax position. GAAP net earnings in 2017 were negatively impacted by discrete tax charges of $94.4 million related to the U.S. Tax Cuts and Jobs Act, as well as a $23.6 million pre-tax loss on assets held for sale.

Stock Price Performance

Over the three- and five-year periods ending December 31, 2018, we outperformed the Standard & Poor’s 500 Index (the “S&P 500”) and underperformed our 2018 Peer Group (see below) in relative total shareholder return (“TSR”), as reflected in the following graph. At December 31, 2018, the closing price of our Common Stock was $43.54.

Total Shareholder Return—5 Year

16	FLIR	2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2018 Executive Compensation Highlights

In response to shareholder communication concerning executive compensation during our shareholder outreach and as part of our regular review of compensation program design to enhance business performance and align executive compensation with shareholder expectations, the Compensation Committee approved a number of significant changes to our executive compensation programs for 2018. These changes were responsive to shareholders and more closely aligned executive compensation with organizational changes, business strategy and implementation of TFM and included the following:

What We Changed	Why We Changed

Established performance goals for growth in Organic Revenue, Adjusted Operating Margin, and Working Capital Turnover. These measures replaced those used in our 2017 program: Adjusted EPS, Revenue and Operating Cash Flow.

To focus executives on improving returns from robust R&D spending; to continue to augment pricing discipline and cost controls; and to improve cash flow by improving working capital turnover.

Established a three-year performance measurement period and eliminated the “banking” feature from our old design. Replaced Operating Income and Revenue with Adjusted EBITDA CAGR and Organic Revenue CAGR as the performance goals.

Shareholder requests for three-year measurement periods; established a comprehensive performance metric commonly used for market comparison; and to capture and measure long-term value creation, while creating more direct alignment between management and shareholders over the multi-year period.

Provided modest increases (approximately 3%) for most executives and, as described in more detail below, provided a larger increase to our CEO.	To maintain market-competitiveness consistent with our 50th percentile target market positioning.

During 2018, the Compensation Committee made several key decisions:

•

Base Salary—Increased annual base salaries of our NEOs to maintain market-competitiveness. Salary increases for our NEOs were approximately 3%, and higher in the case of our CEO in recognition of his accomplishments and our 50th percentile target market positioning.

•

Annual Cash Incentive—Designed our 2018 AIP to focus on growth in three key Company performance measures, growth in Organic Revenue, non-GAAP Adjusted Operating Margin, and Working Capital Turnover, each defined on page 26 as the criteria for payment of cash incentives to the NEOs. To enhance the connection between executive compensation and benefit to shareholders from stock price appreciation, growth in organic revenue, while the most heavily weighted performance metric, was included along with operational efficiency metrics of increased Adjusted Operating Margin and increased Working Capital Turnover, designed to facilitate and measure actions taken to improve long-term operational and profitability performance for our shareholders.

•

Long-Term Equity Incentive—Granted a mix of time-based and performance-based equity awards to our NEOs, with a greater emphasis on performance-based equity awards in 2018 as they represented approximately 50% of the value of many of our NEO’s annual equity grants. 2018 performance-based equity awards are eligible for vesting based on our compound annual growth in annual adjusted EBITDA (defined on page 29) and in Organic Revenue over a three-year performance period. This structure is designed to retain key executives over a longer-term period by providing time-based equity awards generally vesting over three years and performance-based equity awards vesting only if we achieve these key business goals over a multi-year performance period. These programs provide the opportunity for our key executives to earn additional compensation for over performance that is also beneficial to our shareholders.

•

Amended Employment Agreement for our CEO—On April 24, 2018, as a result of the Board’s assessment of Mr. Cannon’s accomplishments, Company performance and the strategic plan he developed during his first year as CEO, the Company amended its employment agreement with Mr. Cannon to secure his commitment to the Company for a longer term. See “Employment Agreements” on page 30.

2019 PROXY STATEMENT	FLIR	17

COMPENSATION DISCUSSION AND ANALYSIS

Key details of Mr. Cannon’s amended employment agreement are:

•

Elimination of the partially guaranteed bonus payment for 2018 that was included in Mr. Cannon’s new hire employment agreement (originally included to compensate Mr. Cannon for loss of bonus due to mid-year start date). The partial bonus guarantee provision had been a concern of certain of our shareholders during the 2017 compensation year. We note that actual Company performance to plan during 2017 (of which Mr. Cannon played a significant role) determined a bonus payment for Mr. Cannon in excess of the 2017 guaranteed amount. Additional details are provided under “Employment Agreements” on page 30.

•	Base salary of $850,000 effective January 1, 2018.

•	Target annual incentive equal to 110% of base salary. Mr. Cannon’s 2018 AIP Payout is based on the formula described on pages 26 through 29.

•

2018 LTI award of performance-based RSUs that are subject to 3-year Organic Revenue and Adjusted EBITDA metrics. In addition to the performance-based vesting criteria, any earned shares are subject to the additional requirement that Mr. Cannon remain as CEO through the fourth anniversary of the grant (for 50% of any earned shares) and through the fifth anniversary of the grant (for the remaining 50% of earned shares, if any).

•

This award was structured so that the vesting of any earned shares would coincide with the end of the initial term of amended employment agreement. The amended employment agreement has a term ending April 24, 2022 and may be renewed by mutual agreement of the Company and Mr. Cannon. 50% of any earned performance-based RSUs under this award will vest on April 27, 2022 (the remaining 50% will vest on April 27, 2023).

•	The award was in addition to the LTI awards granted to Mr. Cannon under FLIR’s 2018 annual LTI program.

•	Benefits and perquisites consistent with FLIR’s current practices.

The compensation levels in Mr. Cannon’s amended employment agreement were based on the Committee’s assessment of 2018 Comparator Group data and its compensation philosophy of targeting compensation at 50th percentile of the 2018 Comparator Group.

For Mr. Buffum, we paid a sign on cash bonus and RSU grant to recruit him to our Company.

Further details about these practices and the reasons behind them are discussed below under “Base Salary,” “Annual Incentive Compensation,” “Long-Term Incentive Program,” “CEO Leadership Performance Grant,” “Employment Agreements,” and “Post-Termination Compensation.”

We regularly review our executive compensation plans and practices based on such factors the Compensation Committee deems appropriate, which may include evolving market practices, executive officer retention, feedback from our shareholders, changes in our strategy or financial performance, or changes in accounting and tax rules. For 2018, our Compensation Committee solicited input from several of our key shareholders regarding the Company’s compensation program and has taken shareholder feedback into account in designing our 2018 compensation program for executive officers.

Our NEOs for 2018 are:

•	James J. Cannon, our President, Chief Executive Officer (“CEO”), and Director

•	Carol P. Lowe, our Executive Vice President and Chief Financial Officer (“CFO”)

•	Todd M. DuChene, our Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer

•	Jeffrey D. Frank, our Senior Vice President, Global Product Strategy

•	Anthony D. Buffum, our Senior Vice President and Chief Human Resources Officer

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COMPENSATION DISCUSSION AND ANALYSIS

Pay for Performance Overview

Pay Mix

In 2018, we continued our strong commitment to a pay for performance executive compensation program by aligning a significant portion of executive compensation with demonstrated performance. As shown by the charts below, fixed compensation for our CEO was only 11% of annual total direct compensation (27% on average for our other NEOs) with CEO at risk performance-based compensation (annual cash incentives and annual long-term equity incentives) making up the remaining 89% of annual total direct compensation (73% on average for our other NEOs). Compensation described in this paragraph and the charts set forth below reflects annual target compensation and does not include any special or one-time awards.

Overall Alignment of Pay and Performance

Our executive compensation program is designed to limit the amount of fixed (not at risk) compensation and to pay out incentive (at risk) compensation at or above pre-established target amounts only upon the achievement of superior financial results. For our executive officers, we seek to establish target annual total direct compensation (which includes both at risk and not at risk compensation annually at or about the 50th percentile of our 2018 Comparator Group (see below)). At risk incentive compensation is paid only if objective Company financial metrics are met. As a result, because most of our annual total direct compensation is at risk and subject to stringent Company performance criteria, it is intended that our executive officers will earn compensation only at or above the 50th percentile of our 2018 Comparator Group if the Company achieves superior results. Company failure to achieve target metrics significantly impacts the amount of performance-based compensation earned and is intended to result in total realized compensation for executive officers below the 50th percentile of our 2018 Comparator Group. We believe this pay-for-performance philosophy incentivizes our executive officers to meet Company short- term and long-term objectives.

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COMPENSATION DISCUSSION AND ANALYSIS

The charts below illustrate the alignment between key metrics (our TSR and adjusted EPS) on which our compensation decisions (annual total direct compensation and annual cash incentives paid to our CEO) were based for each of the last five fiscal years. Any one-time cash and equity compensation paid to our CEO are excluded for purposes of the charts below.

TSR line illustrates the total shareholder return on our common stock during the period from December 31, 2013 through December 31, 2018, assuming $100 was invested at the end of fiscal 2013 and assuming reinvestment of dividends.

Annual total direct compensation consists of annual base salary, AIP payment and annual long-term incentive award (grant date fair value of annual equity awards, not cash actually received). Annual total direct compensation is based on the compensation of our prior chief executive officer for 2014 through 2016 and our current chief executive officer, Mr. Cannon, for fiscal 2017 and 2018. For comparability, Mr. Cannon’s prorated 2017 salary, AIP payment and onboarding equity awards have been annualized. Compensation shown above excludes any one-time compensation paid to Mr. Cannon in connection with his hiring or the special leadership incentive award provided in 2018, as described in greater detail below. Compensation shown above also excludes amounts reported under the “All Other Compensation” columns in the Summary Compensation Table.

Adjusted EPS line illustrates our reported EPS as adjusted for fiscal 2014 through fiscal 2018 to exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. Our 2014 reported EPS of $1.39 was adjusted to exclude $17.0 million of pre-tax restructuring expenses. Our reported EPS of $1.72 and $1.20 in 2015 and 2016, respectively, were not adjusted from GAAP. Our 2017 reported EPS of $0.77 ($1.88 as adjusted) was adjusted from GAAP. (See our GAAP to non-GAAP reconciliation for 2017 Non-GAAP EPS for the year ended December 31, 2017 in Appendix A). Our 2018 reported EPS of $2.01 ($2.22 as adjusted) was adjusted from GAAP. (See our GAAP to non-GAAP reconciliation for 2018 Non-GAAP EPS for the year ended December 31, 2018 in Appendix A).

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COMPENSATION DISCUSSION AND ANALYSIS

Other Key Compensation Practices

We believe we engage in best practice executive compensation policies and programs:

What we do

✓	Independent Compensation Committee. The Compensation Committee is made up of all independent directors.

✓	Independent Compensation Committee Advisor. The Compensation Committee engaged its own independent compensation consultant to provide advice on executive compensation matters.

✓	Annual Executive Compensation Review. The Compensation Committee conducts an annual review of compensation for our executive officers and a review of compensation-related risks.

✓	Compensation At-Risk. The executive compensation program is designed so that a significant portion of executive annual compensation is “at risk” to align the interests of our NEOs and our shareholders.

✓	Mixed Performance-Based Incentives and Incentive Caps. Our executive compensation program utilizes a mix of performance-based cash incentives (short-term) and time- and performance-based equity incentives (long- term) having different performance-based metrics. We also cap maximum annual performance-based cash and long-term equity incentives at 200% of the payout target and performance- based equity compensation at 200% of the payout target for the Performance Grant, as discussed below.

✓	Multi-Year Vesting Requirements. The performance- based equity awards granted to the executive officers vest or are earned over at least a three-year period, consistent with current market practice and our retention objectives.

✓	Clawback Policy. We adopted a clawback policy with respect to cash incentive awards that requires that such awards be repaid to the Company in the event of certain acts of misconduct or gross negligence.

✓	Stock Ownership Guidelines. We maintain stock ownership guidelines for our directors and our executive officers. Within five years of joining the Company, directors and executive officers are required to hold shares of the Company’s common stock or in the money options equal to or greater than four times the director’s annual board retainer (greater than or equal to one times salary for executive officers, other than the CEO). The CEO is required to hold vested shares of the Company’s common stock equal to or greater than three times the CEO’s annual salary.

What we don’t do

×	Limited Perquisites. We do not provide material perquisites nor other personal benefits to the NEOs.

×	No “Golden Parachute” Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any tax liability that the NEOs might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code (the “Code”).

×	Hedging and Pledging Prohibited. Employees may not hedge or pledge Company securities as collateral.

×	No Repricing of Underwater Options. Our plan prohibits the repricing of stock options or other downward adjustment in the option price of previously granted stock options.

×	No Stock Options Granted with an Exercise Price Less Than Fair Market Value. All stock options are granted with an exercise price at the closing price on the date of grant. No stock options were granted to our NEOs in 2018.

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Governance and Decision-Making

General Philosophy

Our executive compensation program is designed to:

•	Attract and retain executive officers with the skills, experience and motivation to achieve stated Company objectives;

•

Provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	Align total compensation with the performance results we seek for our shareholders, including long-term growth in revenue and profitability;

•	Allow executive officers who demonstrate consistent performance over a multi-year period to earn above- average compensation when we achieve above-average long-term performance;

•	Be affordable and appropriate in light of our size, strategy and anticipated performance; and

•

Be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our executive compensation programs, individually and in the aggregate.

The Compensation Committee uses these principles to determine base salaries, annual cash incentives and long- term equity incentives. The Compensation Committee also considers our business objectives, the skills and experience of the executive, competitive practices and trends and corporate considerations, including the compensation level of an executive officer relative to our other executive officers and affordability of the compensation program. The Compensation Committee further considers the results of the annual advisory “say-on-pay” vote and shareholder feedback.

Impact of Shareholder Advisory Vote on 2018 Executive Compensation Program

The Board of Directors recommended, and our shareholders approved in 2017, a revision in the frequency with which the Company would hold an advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay vote,” from every three years to annually.

In April 2018, we conducted our first annual non-binding, advisory “say-on-pay” vote on the compensation of our NEOs at our 2018 Annual Meeting of Shareholders.

Our shareholders approved the compensation of the NEOs, with approximately 60% of the votes cast in favor of our executive compensation program.

In response to the 2018 “say-on-pay” vote the Compensation Committee approved changes in the executive compensation program by: (i) amending the employment contract of the Company’s CEO to, among other things, eliminate the partial bonus guarantee contained in the CEO’s employment agreement; (ii) adopting long-term incentive grants for NEOs having three-year cliff vesting and eliminating any benefit for partial term performance and generally aligning design with shareholder feedback in mind; and (iii) soliciting input with respect to the Company’s executive compensation program and corporate governance design from the Company’s top institutional shareholders that responded to our shareholder outreach, and designing our compensation program consistent with the shareholder feedback received. As a result of this process, the Compensation Committee determined that its philosophy and general practices were sound but that metrics and plan design should be modified from prior years. As a result, the Compensation Committee decided to maintain an emphasis on incentive compensation that rewards our most senior executives when they deliver value for our shareholders and, except as noted above, made no significant changes to our executive compensation program.

Fiscal 2018 Peer Group

The Compensation Committee, in consultation with management and Aon Hewitt’s technology compensation consulting group, Radford (“Radford”), compares our executive compensation program with compensation paid by a peer group consisting of a broad range of high-technology companies whose businesses are similar to ours and with which we typically compete for executive talent.

For our 2018 peer group (the “2018 Peer Group”), we considered publicly-traded companies of similar size (based on revenues, employee size and market capitalization) and in the test and measurement and sensor systems industries. Each of the companies below met most, if not all, of these criteria. We also qualitatively evaluated each 2018 Peer Group member based on its business focus and corporate strategy and ultimately selected companies most similar to us with regards to business focus and financial profile.

After reviewing our Peer Group in September 2017, the Compensation Committee removed FEI which was no longer an independent public company and Lam Research due to its significant increase in market capitalization and added HEICO and National Instruments, which have criteria in-line with those described in the above paragraph.

Fiscal 2018 Peer Group

AMETEK	KLA-Tencor	Perkin Elmer	Trimble
Bio-Rad Laboratories	MKS Instruments	Rockwell Collins	Viavi Solutions (formerly JDSU)
Curtiss Wright	Moog	Roper Technologies	Waters Corporation
Esterline Technologies	National Instruments	Teledyne Technologies
HEICO	OSI Systems	Teradyne

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COMPENSATION DISCUSSION AND ANALYSIS

Based on data compiled by Radford in August 2017, the below chart illustrates our positioning versus our 2018 Peer Group in relation to our employee size, revenues, net income, gross margin and market capitalization.

Radford provided data for our 2018 Peer Group with respect to base salary, annual cash incentive opportunities, annual total target cash compensation, long-term equity incentives, and annual total direct compensation. Radford supplemented the 2018 Peer Group data with data from the Radford Global Technology Survey. The survey data was blended equally with the 2018 Peer Group data, where possible, to create our comparison group (the “2018 Comparator Group”). The Compensation Committee, in consultation with management, used this data to assess the compensation levels paid by the 2018 Comparator Group and the levels paid at approximately the 50th percentile of the 2018 Comparator Group. The Compensation Committee retains the discretion to set any element of an executive officer’s compensation outside this target level based on such factors as it deems appropriate including, but not limited to, the experience and responsibilities of such executive officer, the expected future contribution of each executive officer, the overall mix of base salary and short-term and long-term incentives being offered to the executive, internal pay equity based on the impact on the business and performance, retention and such other individual and business factors that may be relevant to an executive officer.

Role of Compensation Committee

•	reviews and establishes performance goals and objectives with respect to the compensation of our Chief Executive Officer and other executive officers, and

•

evaluates the performance of the Chief Executive Officer, and reviews the Chief Executive Officer’s evaluation of our other executive officers and in conjunction with the Corporate Governance Committee of the Board reviews and establishes the compensation of the Board.

Each member of the Compensation Committee has been determined to be independent under rules and regulations issued by NASDAQ, the SEC and the Internal Revenue Service.

Role of Compensation Consultant

The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities.

The Compensation Committee has a written charter approved by the Board that specifies the Compensation Committee’s duties and responsibilities, which is available on our website at: www.flir.com/about/investor-relations. In accordance with its charter, the Compensation Committee is responsible for all compensation for our executive officers.

In discharging this responsibility, the Compensation Committee annually reviews and establishes our compensation strategy to ensure that our executive officers are rewarded appropriately for their contributions to our growth and profitability, and responsibilities. For 2018, the Compensation Committee engaged Radford as its independent executive compensation consultant. Radford reported directly to the Compensation Committee and not to management. In November 2018 for executive compensation beginning in 2019 the Compensation Committee engaged Pay Governance as its independent executive compensation consultant, reporting directly to the Compensation Committee. The Compensation Committee assessed the independence of Radford and Pay Governance pursuant to NASDAQ and SEC rules and concluded that each firm’s engagement did not raise any conflict of interest. Radford provides (and Pay Governance will provide) the Compensation Committee with an annual update of its services and related fees. Radford’s aggregate fees rendered for consulting services for the Compensation Committee in 2018 were $43,528. Pay Governance did not receive any payments from FLIR in 2018.

Company management separately engages Radford for compensation surveys to benchmark non-executive officer employee compensation and also engages the Radford affiliate, Aon Risk Services, for risk related insurance products, such as property and casualty insurance and director and officer liability insurance. Neither of these engagements is approved by the Compensation Committee. The fees paid in aggregate by the Company to Radford and Aon Risk Services for all other services excluding Compensation Committee consulting services, totaled $110,587.

Role of Management

The Chief Executive Officer, with the assistance of other members of our management team and our human resources team, works closely with the Compensation Committee in determining the compensation of the other executive officers, including our other NEOs. Each year, the Chief Executive Officer reviews the performance of the other executive officers for the previous year, and then shares these evaluations with, and, with the assistance of our human resources team, makes recommendations to the Compensation Committee for each element of compensation. These recommendations concern the base salary, annual incentive compensation, and long-term equity incentives for each executive officer (other than himself) based on our

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COMPENSATION DISCUSSION AND ANALYSIS

financial results from the previous fiscal year and the individual executive officer’s contribution to these results and to our Company. The Compensation Committee then reviews these recommendations and considers the other factors described above and makes decisions as to each individual compensation element for the executive officers. The Chief

Executive Officer, in collaboration with our Chief Financial Officer and other members of management, also assists the

Compensation Committee with the identification of performance objectives for the AIP and long-term equity incentive program.

Certain executive officers attend Compensation Committee meetings at the invitation of the Compensation Committee. No executive officer attends an executive session at which the executive officer’s compensation is determined.

Components of our Executive Compensation Program

Our executive compensation program consists of the following four primary components:

Compensation Component	Purpose
Base Salary	To compensate our executive officers for their day-to-day efforts based on demonstrated experience, competencies, and performance.
Annual Cash Incentives	To motivate and reward achievement of our annual strategic goals and be paid only if we achieve our short-term goals, consistent with our pay for performance philosophy.
Long-Term Equity Incentives

To align our executive officers’ interests with the long-term interests of our shareholders and to achieve our retention objectives through multi-year vesting requirements and through performance-based vesting requirements linked to our long-term strategic goals.

Benefits (including post-employment compensation arrangements)

To retain our executive officers and reduce the degree to which the possible loss of employment might affect our executives’ willingness to take risks or enter into strategic relationships and transactions that, while potentially beneficial to our shareholders, might result in the termination of the executive’s employment.

We believe that each individual component is useful in achieving one or more of the objectives of our executive compensation program and that together, these components are effective in achieving our overall objectives.

Compensation Setting and Elements of Compensation

At the beginning of 2018, the Compensation Committee evaluated the annual total direct compensation (annual base salary, annual cash incentives and long-term equity incentive) for each of our executive officers, including our NEOs, who was employed with us at the time. In determining these NEOs’ target annual total direct compensation, the Compensation Committee considered, among other factors, each element of compensation, the compensation package as a whole and compensation levels at our peer companies for comparable positions, as well as the impact of our financial performance on executive compensation. The Compensation Committee generally targeted the 50th percentile of the 2018 Comparator Group for each component of each of these NEO’s annual total direct compensation (base salary, annual cash incentives, and time-based and performance-based equity grants).

We believe that this design allows us to meet the objectives of our executive compensation program, including attracting and retaining talented executives in a highly competitive market, while retaining flexibility to tailor compensation based on individual circumstances.

The Compensation Committee retained the discretion to set any element of an NEO’s compensation outside the applicable target percentiles based on such factors as it deemed appropriate including, but not limited to, the experience and responsibilities of such NEO, the expected future contribution of the applicable NEO, the overall mix of base salary and short-term and long-term incentives being offered to the NEO, internal pay equity based on the impact on the business and performance, retention and such other individual and business factors that may be relevant to the NEO.

Base Salary

We provide base salary to compensate our executive officers, including our NEOs, for their day-to-day efforts based on demonstrated experience, competencies and performance. Except as provided in the paragraph below, in the first quarter of 2018 the Compensation Committee made market-based increases to the base salaries of each of our NEOs based on the data provided by Radford at that time regarding market positioning of each NEO’s annual base salary and the recommendations of Mr. Cannon (except with respect to his own base salary), in recognition of each executive officer’s strong performance as well as the other factors described

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COMPENSATION DISCUSSION AND ANALYSIS

above in this section of this report.

Effective January 1, 2018, our CEO’s base salary was increased to $850,000. This increase was made in recognition of our CEO’s immediate contribution to Company performance and his skilled leadership in transition from our former management team and to bring him closer to the 50th percentile of the 2018 Comparator Group. No changes were made to our CFO’s base salary, which was negotiated in connection with her hiring in October 2017. Mr. Buffum’s base salary was negotiated in connection with his hiring and approved by the Compensation Committee.

The 2018 base salary decisions were based on the Compensation Committee’s competitive review of pay versus our comparator group, an assessment of individual performance and our compensation philosophy (target 50th percentile).

Except as described in the previous two paragraphs, the base salaries for 2018 were effective as of February 2018. The chart below summarizes the base salaries of our NEOs for 2018:

2018 Base Salary

NEO	2017 Salary	2018 Salary	Percentage Change
James J. Cannon	$725,000	$850,000	17.2%
Carol P. Lowe	$650,000	$650,000	0%
Todd M. DuChene	$422,400	$434,000	2.7%
Jeffrey D. Frank	$338,700	$348,000	3.0%
Anthony D. Buffum(1)	$—	$77,000	—

(1)	Mr. Buffum joined the Company in October 2018. 2018 salary reflects actual prorated amount earned on a base salary of $385,000.

The base salaries paid to the NEOs during 2018 are set forth in the “Summary Compensation Table,” under “Compensation of Named Executive Officers.”

Annual Incentive Compensation

We use annual incentive compensation in the form of cash incentives to motivate and reward achievement of annual strategic goals and to better align executive officer, including our NEOs, interests with shareholder interest by promoting strong, annual financial and business results.

The 2018 AIP covers all employees that are not eligible for sales incentives or profit sharing. The 2018 AIP is designed to pay cash incentives based on our achieving preestablished financial objectives intended to incentivize management to drive strong operating performance, invest in innovation to drive future growth and create shareholder value.

Target Cash Incentive Opportunities

Target cash incentive opportunities for each of our executive officers, including our NEOs, are expressed as a percentage of base salary. In the first quarter of 2018, the Compensation Committee reviewed the 2017 target cash incentive opportunities of each NEO, taking into consideration cash incentive data provided by Radford pursuant to a competitive market analysis and the recommendations of Mr. Cannon (except with respect to his own target cash incentive opportunity), as well as the other factors described above under the “Compensation Setting and Elements of Compensation” section of this report. We set each of these NEO’s target cash incentive opportunity at a level that, when considered with his or her base salary, was market competitive and provided appropriate motivational and retention incentives to drive long-term Company financial objectives.

Except as provided in this paragraph, the Compensation Committee did not make any changes to the target cash incentive opportunities for any of these NEOs in 2018 as it believed the 2017 cash incentive opportunities provided were market-competitive and designed to motivate and reward achievement of established financial objectives. Our CEO’s target cash incentive opportunity was increased to 110%, per his amended employment agreement in April 2018. This increase was made in recognition of our CEO’s excellent leadership. Mr. Buffum’s target cash incentive opportunity was negotiated in connection with his hiring and approved by the Compensation Committee. The 2018 target cash incentive opportunities generally were between the 50th percentile and 75th percentile of the 2018 Comparator Group. Our CFO’s target annual cash incentive opportunity was slightly above this range, which she negotiated in connection with her hiring.

The target cash incentive opportunities of the NEOs for 2018 were:

2018 Target Cash Incentives & Actual Payments Received

NEO	Percent of Base Salary	AIP Target	AIP Actual
James J. Cannon	110%	$935,000	$1,119,600
Carol P. Lowe	85%	$552,500	$661,600
Todd M. DuChene	75%	$325,500	$389,700
Jeffrey D. Frank	60%	$208,800	$250,000
Anthony D. Buffum(1)	60%	$51,900	$62,100

(1)	Mr. Buffum joined the Company in October 2018 and awards are shown pro-rated to reflect actual service during 2018.

The annual incentive payments made to the NEOs for 2018 are also set forth in the “Summary Compensation Table,” under “Compensation of Named Executive Officers.”

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, with input from management, approved the following performance metrics and relative weightings under the 2018 AIP applicable to our executive officers, including our NEOs:

We believe these performance metrics incented executive officers, including our NEOs, to achieve the financial, business, and strategic objectives reflected in our 2018 operating plan and were appropriately linked to the interests of our shareholders. To enhance the connection between executive compensation and benefit to shareholders from stock price appreciation, growth in organic revenue (the most heavily weighted performance metric), was included along with operational efficiency metrics of increased adjusted operating margin and increased working capital turnover designed to facilitate long-term operational profitability improvement and accelerated cash flow generation for our shareholders.

AIP Formula

Performance Metric	Description of Performance Metric
Organic Revenue

Organic Revenue is defined as the Company’s total revenue, as determined under GAAP and recorded in the Company’s audited financial statements, excluding the impact of current year acquisitions, dispositions and the translation impact of foreign currency rate changes. The Organic Revenue target established was $1.743 billion, representing a 5.0% increase compared to the Company’s GAAP revenue for 2017 excluding $140 million of revenue attributed to the security products businesses divested in February of 2018. The incentive amount payable with respect to this metric is increased or decreased, as the case may be, by 10% for every 1% increase or decrease in actual Organic Revenue versus the target, provided that the amount payable is zero when actual Company Organic Revenue for 2018 is less than the 2017 baseline metric.

Adjusted Operating Margin

Adjusted Operating Margin is calculated as Adjusted Operating Income divided by Organic Revenue for the same period. Adjusted Operating Margin is defined as Adjusted non-GAAP earnings from operations divided by Organic Revenue. Adjusted non-GAAP earnings from operations is defined as non-GAAP earnings from operations (defined as GAAP earnings from operations excluding amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, loss on sale of business, executive transition costs, export compliance matters and other) divided by Organic Revenue. The 2018 Adjusted Operating Margin target was 22.43%, representing a 53 basis point improvement over the 2017 baseline metric. For every 10 basis point increase or decrease in Adjusted Operating Margin versus the target, the multiplier increases or decreases, as applicable, by 10%, provided that the multiplier is zero when Adjusted Operating Margin is less than the baseline metric in 2017.

Working Capital Turnover

Working Capital Turnover is calculated as revenue divided by the trailing five-quarter average of the Company’s net working capital balances comprised of accounts receivable, inventories, demonstration assets, and accounts payable, excluding the impact of current year acquisitions and dispositions. The Working Capital Turnover target established was approximately 0.5x greater than the actual Working Capital Turnover for 2017. The incentive amount payable with respect to this metric is increased or decreased, as the case may be, by 10% for every 0.1x increase or decrease in actual Working Capital Turnover versus the target, provided that the amount payable is zero when actual Working Capital Turnover for 2018 is less than the baseline metric in 2017.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the threshold, target, and maximum levels of each performance metric, as well as the multiplier that would be applied to the portion of the eligible cash incentive upon achievement of this performance metric.

2018 Annual Incentive Plan Matrix

	Threshold 0% Funding	Target 100% Funding	Maximum 200% Funding
Organic Revenue	$1.660 billion or less	$1.743 billion	$1.917 billion or greater
Adjusted Operating Margin	21.9% or less	22.4%	23.4% or greater
Working Capital Turnover	2.60x or less	3.10x	4.10x or more

AIP Award Decisions

In February 2019, the Compensation Committee assessed performance against the performance metrics under the 2018 AIP. The table below illustrates the formula for measuring achievement against each metric and our actual achievement under the 2018 AIP.

2018 AIP Officer Matrix

	Achievement	Funding Percentage Achieved	Weighting	Weighted Payout
Organic Revenue	$1.759 billion	109.3%	50%	54.6%
Adjusted Operating Margin	23.12%	169.0%	30%	50.7%
Working Capital Turnover	2.82x	72.0%	20%	14.4%
AIP Payout				119.7%

The incentive payments to our executive officers, including our NEOs, have fluctuated from year-to-year in relation to our performance relative to our targets. The chart below details the past five years of payouts as a percentage of the target awards. We believe that the AIP results illustrate our emphasis on pay for performance and the rigor of our goal setting process.

Annual Incentive Plan Historical Payouts

Year	Payout as Percent of Target
2014	91%
2015	93%
2016	48%
2017	92%
2018	120%

Long-Term Incentive Program

We use long-term incentives to incentivize management to build long-term growth in our business thereby linking the interests of management and our shareholders. Historically, equity awards have represented an integral part of our executive compensation program, and the largest component of each executive officer’s annual total direct compensation.

Over the past several years, we issued equity awards annually following our annual meeting of shareholders. Pursuant to our Equity Granting Policy, annual equity awards to executive officers, including NEOs, are made on the second trading day after the first public announcement of earnings following Compensation Committee grant approval. We have not granted, nor do we intend to grant, equity awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement.

Structure of Company Long-Term Equity Incentive Program.

The Compensation Committee has designed long-term compensation utilizing time-based equity awards that vest annually and performance-based equity awards that cliff vest only upon Company achievement of pre-determined financial results.

Structure of 2018 Long-Term Equity Incentive Program.

In 2018, the Compensation Committee, with input from Radford and our shareholders modified the structure of our long-term equity incentive program to remove stock options from the 2018 annual awards, and grant annual equity awards solely in the form of time-based and performance-based RSUs in order to better align our executive equity

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COMPENSATION DISCUSSION AND ANALYSIS

compensation program with our competitive market. As was the case in 2017, we emphasized performance-based equity awards for our executive officers, including our NEOs, by including performance-based equity awards as a core component of our 2018 long-term equity incentive program. However, for 2018 based on feedback received from shareholders regarding our 2017 long-term equity design, the performance metrics are measured over a full three-year performance period with no interim measurement or banking period and no “overlay” or enhanced equity program. The Compensation Committee believed that this approach was consistent with market practices and our pay-for-performance compensation philosophy and was responsive to feedback solicited by the Compensation Committee from key shareholders.

The 2018 long-term equity incentive program for our NEOs consists of two parts:

(1)	Time-based RSUs weighted 50% that generally vest annually over three years; and

(2)

Performance-based RSUs weighted 50% at target and divided into two parts: 50% vest based on adjusted EBITDA growth over a three-year performance period and 50% vest based on organic revenue growth over a three-year performance period.

The Compensation Committee believes that a mix of time-based and performance-based full-value awards is important for remaining competitive with the group of companies to which we compare our compensation and other comparable high-growth technology companies with which we compete for talent, most of whom offer full-value awards as a central, or in some cases, exclusive piece of their executive equity compensation program.

The Compensation Committee also believes that granting performance-based equity offers an economically efficient way to further enhance the alignment between the interests of our shareholders and our executive officers, including our NEOs, because the amount that each NEO ultimately realizes from the award depends on the executive officer’s ability to (i) contribute to the successful execution of long-term financial objectives and (ii) achieve those objectives in a manner that is reflected in the actual value of the shares that are earned under the award.

The Compensation Committee believes the use of adjusted EBITDA and a longer-term CAGR measurement of organic revenue growth for the performance-based RSUs provides incentives for our executive officers to drive both top-line and bottom-line sustainable, long-term growth in our business.

Size of 2018 Long-Term Equity Incentives.

In determining the size of the 2018 long-term equity incentives for each of our NEOs, the Compensation Committee considered a competitive market analysis performed by Radford and the recommendations of Mr. Cannon (except with respect to his own long-term equity incentives), as well as the other factors described above under the “Compensation Setting and Elements of Compensation” of this report.

For the 2018 long-term equity incentives of each of these NEOs, the Compensation Committee targeted the 50th percentile of the 2018 Comparator Group, which the Compensation Committee believed provided the appropriate incentives for our business. The Compensation Committee believed the respective sizes of the 2018 annual equity awards were appropriate for achieving our objectives and in line with the competitive market and consistent with shareholder feedback.

The values of the equity awards granted to the NEOs (other than to Mr. Buffum whose awards were granted on November 1, 2018) on April 27, 2018 were:

2018 Equity Awards

NEO	Annual Awards
James J. Cannon	$3,850,000
Carol P. Lowe	$1,750,000
Todd M. DuChene	$850,000
Jeffrey D. Frank	$550,000
Anthony D. Buffum	$540,000*
*	Value of 2018 annual award—actual award prorated based on hire date to $115,063

Performance Formula. Following the end of the performance period, adjusted EBITDA and organic revenue three-year performance for the performance period is assessed. The number of shares subject to each part of the performance-based RSU grant corresponding to an applicable performance metric that may be achieved equals (1) the number of target shares subject to that part of the performance-based RSU grant multiplied by (2) the payout percentage amount identified in the table below that corresponds to the CAGR achievement of that performance metric.

Performance RSUs The performance-based RSUs are divided into two parts: 50% vest based on our adjusted EBITDA growth over the performance period and 50% vest based on our organic revenue growth over the performance period. In each case, the performance period is the three-year period beginning January 1, 2018 and ending on December 31, 2020 (which may be truncated in the event of a corporate transaction as described below). For this purpose, growth is calculated based on achievement of an increase the applicable performance metric at a compound annual growth rate (CAGR) over the three-year performance period. Based on the feedback received from shareholders, we believe a three-year performance period (without payment for partial performance periods) provided the appropriate long-term incentives.

28	FLIR	2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Performance Metrics. For this purpose, “adjusted EBITDA” and “organic revenue” have the following definitions:

(1)

“adjusted EBITDA” means our adjusted net income (net income that is adjusted for certain items that we do not consider in our evaluation of our ongoing operating performance in accordance with accounting principles) before interest, taxes, depreciation, and amortization, and excluding the impact of acquisitions, dispositions, and translation impact of foreign currency rate changes. “adjusted EBITDA” attributed to a business divested during the performance period is excluded for all purposes, and adjusted EBITDA attributable to each business acquired by us.

(2)

”Organic Revenue” means total revenues, as determined under GAAP and recorded in our audited financial statement excluding the impact of acquisitions, dispositions, and the translation impact of foreign currency rates changes. Organic Revenue attributed to a business divested from us during the performance period is excluded for all purposes, and all organic revenue attributable to each business acquired during the performance period is excluded from the annual organic revenue in each annual period during the performance period.

The chart below describes the formula for determining the number of shares subject to the performance-based RSU grants that may vest.

Achievement Level	Adjusted EBITDA CAGR (weighted 50%)		Organic Revenue CAGR (weighted 50%)		Payout
Below Threshold	<3.0%		<2.5%		0%
Threshold	3.0%		2.5%		60%
Target	6.5%		5.0%		100%
Maximum	9.0	% or >	7.5	% or >	200%

For purposes of calculating CAGR, annual adjusted EBITDA or annual Organic Revenue, as the case may be, for the fiscal year ended December 31, 2017 is the base year, and annual adjusted EBITDA or annual Organic Revenue, as the case may be, for fiscal year ending December 31, 2020 will be the year for which final annual achievement is determined. Except in the case of a corporate transaction, CAGR achievement during any interim period will not result in any shares becoming eligible to vest.

For performance falling between the achievement levels in the table above, the payout percentage will be calculated by a linear interpolation between (1) the two identified CAGR achievement levels represented as a percentage of the CAGR target and (2) the two payout percentage set forth in the applicable “Payout” column that correspond to the two identified CAGR achievement levels.

All calculations of CAGR and the relevant “Payout” percentages will be rounded to the nearest 0.01% with the final result rounded to the nearest 0.1% for determination of achievement.

The performance-based RSU grants will be subject to additional vesting restrictions as described in the “Additional Restrictions for Performance Awards” section below.

Additional Restrictions for Performance Awards

Vesting Restrictions. In addition to the performance criteria set forth above, the grantees must remain in continuous service as an employee or consultant to the Company or its subsidiaries through April 27, 2021 to vest in the achieved portion(s) of the performance-based RSUs except in the case of death or “qualifying disability,” then grantee (or his or her successors, as applicable) will vest in the same portion of the applicable performance-based RSUs that would have vested had such grantee remained an employee or consultant through April 27, 2021. Grantees whose service terminates prior to April 27, 2021 due to “retirement,” will vest in the portion of the applicable performance-based RSUs that are earned based on achievement of the performance metrics during the performance period, but prorated to reflect the number of days as to which grantee remained in service.

•

“qualifying disability” means a total and permanent disability as defined in Section 22(e)(3) of the Code, which we determine is expected to prevent you from thereafter engaging in any gainful employment.

•

“retirement” means a voluntary termination of employment and consultancy by the grantee if the grantee is, on the effective date of such termination, at least 60 years of age and has worked for us or one of our subsidiaries for the preceding 5 years.

Additional vesting rules apply in the event of a corporate transaction. These provide that if a corporate transaction occurs before the end of the applicable three-year performance period, each performance-based RSU grant will vest as to the greater of:

•	the target shares subject to such grant, or

•

the number of shares that would be achieved if the performance period ended on the last day of our fiscal quarter immediately preceding the first public announcement of the corporate transaction as if such day were the last day of the performance period for purposes of determined the number of achieved shares under the “Performance Formula” section above.

2019 PROXY STATEMENT	FLIR	29

COMPENSATION DISCUSSION AND ANALYSIS

CEO Leadership Performance Award

In recognition of Mr. Cannon’s immediate and significant contribution to Company performance and his skilled leadership in transition from our former management team and to provide Mr. Cannon with continued incentives to remain with the Company and drive and grow the Company’s business, the Compensation Committee approved a performance-based restricted stock award having a value of $2,000,000, that will be earned only if achievement of the same three-year metrics applicable to Mr. Cannon’s 2018 LTI award are met, and then only if Mr. Cannon remains CEO on each of the fourth (as to 50% of the shares earned) and fifth (as to the remaining 50% of the shares earned) anniversaries of the grant date.

The leadership performance award is not an ongoing component of Mr. Cannon’s annual compensation. Mr. Cannon’s 2019 LTI award target is expected to be $3.85 million, which is 34% less than his actual total 2018 LTI award that consisted of both an annual LTI award and a leadership performance award. The 2019 LTI award to Mr. Cannon and the Company’s other NEOs is expected to be made in April 2019 in accordance with our normal annual LTI granting practice.

Perquisites and Other Benefits

In general, we minimize the value and number of perquisites provided to our executive officers, including our NEOs. We believe this makes our overall compensation program simpler, easier to understand, and more transparent to shareholders. The primary perquisite for our NEOs is an automobile allowance. We also agreed to reimburse our CEO for the cost of relocation to a Company location, including any loss of sale of our CEO’s current residence and a monthly car allowance of $1,500.

In addition, our NEOs have supplemental life insurance benefits beyond those provided to other United States-based employees. Our standard life insurance benefit is equal to two times an employee’s annual salary up to a maximum benefit of $500,000. The NEOs supplemental life insurance benefit provides three times the NEO’s salary, up to a maximum benefit of $1,200,000. The values of all perquisites for our NEOs are included in the 2018 All Other Compensation Table on page 34.

Our executive officers, including our NEOs, are also eligible to participate in our other benefit plans on the same terms as other employees. These plans include health plans, disability plans, retirement plans and an employee stock purchase plan.

Non-Qualified Deferred Compensation Plans

We have a non-qualified deferred compensation (“NQDC”) plan and a stock deferral plan. Participation by our employees, including our NEOs, is optional. The NQDC plan provides an additional pre-tax savings vehicle for our more highly compensated United States-based employees whose retirement savings opportunity is limited under our 401(k) plan. The stock deferral plan allows eligible employees to defer the receipt of vested RSUs. The NQDC plan does not allow for Company contributions to be made to the plan on behalf of any employee, including the NEOs.

Employment Agreements

Mr. Cannon has an employment agreement, as most recently amended on April 24, 2018, approved by the Compensation Committee that established his updated base salary as CEO, one-time equity award, and annual incentive and long-term awards under our approved plans (i.e., AIP and long-term incentive program). Pursuant to his amended employment agreement, Mr. Cannon has an AIP target of 110% of his base salary. In addition, the amended employment agreement provides that Mr. Cannon will be reimbursed for relocation costs, including temporary living expenses and any loss of sale of Mr. Cannon’s current residence and a monthly car allowance of $1,500. Mr. Cannon’s amended employment agreement has a term ending April 24, 2022 and may be renewed by mutual agreement of the Company and Mr. Cannon.

Mr. Cannon’s employment agreement also includes provisions regarding various termination scenarios which are described in the “Post-Termination Compensation” section set forth below.

Ms. Lowe has an employment offer letter, dated October 16, 2017, approved by the Compensation Committee that established her initial base salary as CFO and provides for one-time sign-on bonus, one-time equity award, and annual incentive and long-term awards under our approved plans (i.e., AIP and long-term incentive program). Pursuant to her employment agreement, Ms. Lowe has an AIP target of 85% of her base salary. In addition, Ms. Lowe’s employment offer letter includes provisions regarding various termination scenarios which are described in the Post-Termination Compensation section set forth below.

Mr. Buffum has an employment offer letter, dated August 21, 2018, approved by the Compensation Committee that established his initial base salary and provides a sign-on bonus and equity award to compensate him for loss of unvested equity incentives scheduled to vest in the near term and other incentives forfeited because of his leaving his former employer to join the Company, an annual incentive and long-term awards under our approved plans (i.e. AIP and long-term incentive program). Mr. Buffum is obligated to repay the cash bonus if he voluntarily terminates his employment within 12 months of hi start date. Pursuant to his employment agreement, Mr. Buffum has an AIP target of 60% of his base salary. Mr. Buffum’s employment offer letter includes provisions regarding various termination scenarios which are described in the “Post-Termination Compensation” Section set forth below.

30	FLIR	2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Compensation

Severance Agreements

Our employment arrangements with our CEO, CFO and

Mr. Buffum provide for severance.

Mr. DuChene is resigning from the Company effective March 31, 2019. For the Company’s benefit, in order to assist in the transition of his duties and certain ongoing matters, Mr. DuChene agreed to remain employed longer than he was required to do so and also entered into a consulting agreement with us. In connection with his resignation, he became entitled to, and will receive, certain severance benefits, based on the circumstances of his resignation. Specifically, Mr. DuChene will receive (i) cash severance equal to the sum of: (a) twelve (12) months of base salary, (b) his annual auto allowance, and (c) one hundred percent of Mr. DuChene’s target bonus amount payable in twenty-six equal installments in accordance with the Company’s normal payroll practices, (ii) full vesting acceleration of any unvested time-based outstanding equity awards and performance-based equity awards which only depend on additional service for vesting, and (iii) reimbursement of the premium costs for continued health coverage under COBRA for a period of up to twelve (12) months following termination of his employment.

In 2017, we adopted a severance plan for our executive officers, including our other NEOs, and certain other key employees. We determined that it was important to adopt a severance plan at that time due to the uncertainty regarding an former CEO transition and to secure the continued dedication of these participants to their work, notwithstanding the possibility of a termination of employment by us, and provide these individuals with an incentive to continue their employment with us. The severance plan provides for severance payments and benefits upon certain qualifying terminations of employment and the participant’s compliance with certain requirements, including entry into a release of claims in favor of the company. The severance plan expires on May 1, 2020.

Change of Control Agreements

We consider a sound and vital management team to be essential in protecting and enhancing the best interests of the Company and our shareholders. To this end, we recognize that the possibility of a change of control could arise and that such possibility may result in the departure or distraction of management to the detriment of the Company and our shareholders. In order to encourage their continued attention and dedication to their assigned duties without distraction in circumstances arising from the possibility of a change of control of the Company, we have change of control agreements in place for our NEOs.

We believe that the severance payments and benefits are competitive relative to the severance protection provided to similarly situated individuals at companies with which we compete for talent. The terms and value of these severance and change of control termination benefits are further described starting on page 40.

Clawback Policy

The Company’s clawback policy requires any current or former officer of the Company subject to Section 16 of the Exchange Act to repay certain cash-based incentive compensation if such officer was found by the Compensation Committee to have caused the Company to materially restate its financial statements as a result of such officer’s gross negligence, intentional misconduct, or fraud.

Insider Trading Policy

The Company’s insider trading policy prohibits our executive officers and directors from pledging our securities or engaging in hedging transactions with respect to our securities.

Impact of Tax on Compensation Decisions

As a general matter, the Compensation Committee takes into account the various tax implications of the compensation vehicles employed by the Company but it is not a determining factor in the Compensation Committee’s compensation decisions.

Deductibility of Executive Compensation. Section 162(m) of the Code, as amended by the 2017 Tax Reform Act limits the amount of compensation that we may deduct in any one year for compensation paid to certain current and former officers to $1,000,000. Under Section 162(m) of the Code, as amended, compensation that qualifies as “performance-based” under Section 162(m) of the Code that is paid prior to 2018 or payable pursuant to a “written binding contract” prior to November 2, 2017 and not subsequently modified may be excluded from the $1,000,000 limit. Prior to 2018, the Compensation Committee awarded certain compensation that is “performance-based” and thus intended to be fully tax-deductible by us. While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible. The Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m) of the Code as amended. The Compensation Committee is continuing to assess the impact of Section 162(m) of the Code, as amended, on the Company’s executive compensation programs and practices.

Taxation of Parachute Payments. Sections 280G and 4999 of the Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to

2019 PROXY STATEMENT	FLIR	31

COMPENSATION COMMITTEE REPORT

this additional tax. We do not provide any executive, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during 2018, and we have not agreed and are not otherwise obligated to provide any executive with such a “gross-up” or other reimbursement.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period that an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSU awards and performance-based equity awards. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with our management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

THE COMPENSATION COMMITTEE

Catherine A. Halligan, Chair

William W. Crouch

Angus L. Macdonald

Cathy A. Stauffer

Michael T. Smith

32	FLIR	2019 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Summary Compensation Table

The following table summarizes compensation for our CEO, CFO and our other NEOs for the years ended December 31, 2018 and, to the extent required under the SEC executive compensation disclosure rules, December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James J. Cannon(5) President and Chief Executive Officer	2018	$850,000	$—	$5,849,988	$—	$1,119,600	$140,258	$7,959,846
	2017	390,385	3,496,869(6)	4,596,224	483,288	7,700	10,807	8,985,273
Carol P. Lowe(7) Executive Vice President, and Chief Financial Officer	2018	650,000	2,500,000(7)	1,750,018	—	661,600	21,174	5,582,792
	2017	50,000	—	2,499,989	—	—	1,751	2,551,740
Todd M. DuChene Senior Vice President, General Counsel and Secretary	2018	432,215	—	850,011	—	389,700	33,184	1,705,110
	2017	420,661	—	887,743	213,733	291,100	30,174	1,843,141
	2016	408,085	—	584,500	371,840	147,200	30,134	1,541,759
Jeffrey D. Frank Senior Vice President, Global Product Strategy	2018	346,569	—	549,992	—	250,000	35,048	1,181,609
	2017	337,300	—	654,987	135,788	186,700	37,662	1,352,437
	2016	328,123	—	365,325	232,400	94,500	39,205	1,059,553
Anthony D. Buffum(8) Chief Human Resources Officer	2018	77,000	460,000(8)	755,016	—	62,100	7,391	1,361,507

(1)

Represents the aggregate grant date fair value for time-based, market-based and performance-based RSUs, as applicable, granted in 2018, 2017 and 2016. The amounts reported in this column are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). For additional information regarding the calculation of the grant date fair value of the RSU awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018. For the performance-based RSUs granted in 2016, the likelihood of achieving the market conditions and performance criteria required for vesting were included in the determination of the grant date fair value of the RSUs.

For the performance-based RSUs granted in 2018, assuming that each NEO achieves the highest level of performance under the 2018 program, the values related to these awards in the 2018 Grants of Plan Based Awards Table would double to $7,850,002, $1,750,000 $850,049, $549,988, and $114,970 for Messrs. Cannon, Lowe, DuChene, Frank and Buffum, respectively, and increase the amounts in the 2018 Summary Compensation Table accordingly.

(2)

Represents the aggregate grant date fair value for stock options granted in 2017 and 2016. In accordance with FASB ASC Topic 718, the aggregate grant date fair value for these awards is determined using the Black-Scholes option pricing model. For additional information regarding the calculation of the grant date fair value of the stock option awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

Represents amounts earned under our AIP with respect to the specified year. The 2018 AIP and performance metrics are described in the Compensation Discussion and Analysis under “Annual Incentive Compensation.”

(4)

Represents actual cash expenses incurred by the Company and includes car allowances, Company matching contributions under our 401(k) plan, group life insurance premiums, and other personal benefits. Details are described in the All Other Compensation Table shown below.

(5)	Mr. Cannon joined the Company on June 19, 2017.

(6)

For Mr. Cannon, represents his one-time, cash payment of $3,146,869, which was intended to compensate him for the loss of unvested stock options scheduled to vest over the short term and other incentives he was granted pursuant to his employment with his previous employer and forfeited because of his joining the Company and $350,000 of his total earned 2017 AIP payment of $357,700 representing the amount guaranteed Mr. Cannon for 2017. Actual 2017 performance determined a bonus payment for Mr. Cannon in excess of his guaranteed amount rendering the guarantee meaningless. Mr. Cannon’s current amended employment agreement currently has no guaranteed payment other than base salary.

(7)

Ms. Lowe joined the Company on November 27, 2017 as the Company’s Chief Financial Officer. Bonus amount for 2018 represents her one-time cash payment to compensate her for loss of unvested stock options scheduled to vest over the short-term and other incentives forfeited because of her leaving her former employer.

(8)

Mr. Buffum joined the Company on October 11, 2018. His bonus amount represents his one-time cash payment to compensate him for loss of cash bonus and unvested equity awards forfeited because of his leaving his former employer.

2019 PROXY STATEMENT	FLIR	33

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 All Other Compensation Table

The following table provides the components of the amounts shown for 2018 in the “All Other Compensation” column of the 2018 Summary Compensation Table.

Name	Car Allowance ($)	Company Contributions under 401(k) Plan ($)	Group Life Insurance Premiums ($)	Other Personal Benefits ($)		Total ($)
James J. Cannon	$18,000	$8,500	$2,070	$111,688	(1)	$140,258
Carol P. Lowe	18,000	—	3,174	—		21,174
Todd M. DuChene	18,000	9,250	5,934	—		33,184
Jeffrey D. Frank	18,000	9,250	7,798	—		35,048
Anthony D. Buffum	4,154	2,962	275	—		7,391

(1)	Amounts include $109,388 for temporary housing and house hunting expenses and $2,300 for personal use of Company aircraft for Mr. Cannon and his family.

2018 Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides information regarding non-equity incentive plan awards and equity- based awards granted to our NEOs during the year ended December 31, 2018. The equity-based awards were granted under the FLIR Systems, Inc. 2011 Stock Incentive Plan, while the non-equity incentive plan awards were granted under the FLIR Systems, Inc. 2012 Executive Bonus Plan.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Cannon	4/27/18(2) 4/27/18(3) 4/27/18(4)	2/7/18 4/18/18 4/18/18 4/18/18	$467,500	$935,000	$1,870,000	21,979 23,215	36,632 38,692	73,267 77,384	36,218	—	—	$1,924,987 1,925,012 1,999,989
Carol P. Lowe	4/27/18(2) 4/27/18(3)	2/7/18 4/18/18 4/18/18	276,250	552,500	1,105,000	9,991	16,651	33,302	16,463	—	—	875,008 875,010
Todd M. DuChene	4/27/18(2) 4/27/18(3)	2/7/18 4/18/18 4/18/18	162,750	325,500	651,000	4,853	8,088	16,176	7,996	—	—	424,987 425,024
Jeffrey D. Frank	4/27/18(2) 4/27/18(3)	2/7/18 4/18/18 4/18/18	104,400	208,800	417,600	3,140	5,233	10,466	5,174	—	—	274,998 274,994
Anthony D. Buffum	10/18/18(5) 11/1/18(6) 11/1/18(7)	8/16/18 8/16/18 8/16/18 8/16/18	25,950	51,900	103,800	746	1,244	2,486	11,539 1,234	—	—	639,953 57,578 57,485

(1)

Represents the target awards under the AIP. The Compensation Committee approved the AIP grants on February 7, 2018, except for the target award for Mr. Buffum, which was approved on August 16, 2018. See the Annual Incentive Compensation section of Compensation Discussion and Analysis on page 25 for details on the AIP.

(2)

The Compensation Committee approved the time-based RSU grants on April 18, 2018. The time-based RSU grants were issued on April 27, 2018, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These time-based RSU grants vest over a three-year period, in three equal installments on April 27, 2019, 2020 and 2021. In accordance with FASB ASC Topic 718, the grant date fair value for these awards was $53.15, which was the closing market price of our Common Stock on the date of grant, discounted by the net present value of our quarterly dividends.

(3)

The Compensation Committee approved the performance-based RSU grants on April 18, 2018. The performance-based RSU grants were issued on April 27, 2018, which was the second trading day after the date of the Company’s public earnings announcement for the first quarter. These performance-based RSU grants vest on April 27, 2021 based 50% on the Company’s 3-year CAGR organic revenue growth and 50% on the 3-year CAGR Adjusted EBITDA Growth from January 1, 2018 through December 31, 2020. The 3-year CAGR organic revenue growth and 3-year CAGR Adjusted EBITDA Growth used to determine vesting for the performance-based RSUs is described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The grant date fair value of

34	FLIR	2019 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

$52.55 per performance-based RSU is calculated in accordance with FASB ASC Topic 718 based on the probable satisfaction of the performance conditions. The assumptions made in determining the grant date fair value of each performance-based RSU grant are disclosed in Note 1 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)

The Compensation Committee approved this leadership performance-based grant on April 18, 2018. The performance-based RSU grant vests on April 27, 2021 based 50% on the Company’s 3-year CAGR organic revenue growth and 50% on the 3-year CAGR adjusted EBITDA growth and is subject to the additional vesting requirements of continued employment through the fourth anniversary of the grant date (50%) and 50% through to the fifth anniversary of the grant date. In accordance with FASB ASC Topic 718, the grant date fair value for this award was $51.69, which was the closing market price of our Common Stock on the date of grant, discounted by the net present value of our quarterly dividends.

(5)

The Compensation Committee approved the time-based RSU grant on August 16, 2018. The time-based RSU grant was issued on October 18, 2018. This time-based RSU grant will vest over a three-year period, in three equal installments on October 18, 2019, 2020 and 2021. In accordance with FASB ASC Topic 718, the grant date fair value for this award was $55.46, which was the closing market price of our Common Stock on the date of grant, discounted by the net present value of our quarterly dividends.

(6)

The Compensation Committee approved the time-based RSU grant on August 16, 2018. The time-based RSU grant was issued on November 1, 2018. This time-based RSU grant will vest over a three-year period, in three installments on April 27, 2019, 2020 and 2021. In accordance with FASB ASC Topic 718, the grant date fair value for this award was $46.66, which was the closing market price of our Common Stock on the date of grant, discounted by the net present value of our quarterly dividends.

(7)

The Compensation Committee approved the performance based RSU grants on August 16, 2018. The performance based RSU grants were issued on November 1, 2018, which was the second trading day after the Company’s public earnings announcement for the third quarter. This performance-based RSU grant vests on April 27, 2021 based 50% on the Company’s 3-year CAGR organic revenue growth and 50% on the 3-year CAGR adjusted EBITDA Growth from January 1, 2018 through December 31, 2020. The operating margin metric to be used to determine vesting for the performance-based RSUs is described in the Compensation Discussion and Analysis under “Long-Term Incentive Program.” The grant date fair value of $46.21 per performance-based RSU is calculated in accordance with FASB ASC Topic 718 based on the probable satisfaction of the performance conditions. The assumptions made in determining the grant date fair value of each performance-based RSU grant are disclosed in Note 1 to the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

2019 PROXY STATEMENT	FLIR	35

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Outstanding Equity Awards at Fiscal Year-End 2018

The following Outstanding Equity Awards at Fiscal Year-End 2018 table summarizes the equity awards we have made to our NEOs, which were outstanding as of December 31, 2018.

	Option Awards					Stock Awards
									Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested (#)		Market Value of Shares or Units of Stock That Have Not Been Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James J. Cannon	19,790	39,582	(2)	$35.17	6/26/27
						9,480	(3)	$412,759
						67,305	(5)	2,930,460
						36,218	(7)	1,576,932
									28,810	(4)	$1,254,387
									36,632	(6)	1,594,957
									38,692	(8)	1,684,650
Carol P. Lowe						36,311	(9)	1,580,981
						16,463	(7)	716,799
									16,651	(6)	724,985
Todd M. DuChene	57,000	—		32.51	10/28/24
	55,118	—		31.15	4/28/25
	42,666	21,334	(10)	30.75	4/28/26
	8,236	16,473	(11)	36.73	4/28/27
						7,996	(7)	348,146
						4,246	(12)	184,871
						3,985	(13)	173,507
									4,220	(14)	183,739
									4,350	(15)	189,399
									19,302	(16)	840,409
									8,088	(6)	352,152
Jeffrey D. Frank	6,748	—		22.30	5/1/22
	4,130	—		31.89	7/29/23
	28,600	—		33.86	4/29/24
	26,666	13,334	(10)	30.75	4/28/26
	5,232	10,466	(11)	36.73	4/28/27
						5,174	(7)	225,276
						2,654	(12)	115,555
						2,532	(13)	110,243
									2,638	(14)	114,859
									2,719	(15)	118,385
									14,870	(16)	647,440
									5,233	(6)	227,845
Anthony D. Buffum						11,539	(17)	502,408
						1,234	(18)	53,728
									1,244	(19)	54,164

(1)	Based on the closing market price of our Common Stock as of December 31, 2018 ($43.54), as reported on NASDAQ.

(2)	Time-based stock options granted on June 26, 2017 that will vest in two equal installments on June 26, 2019 and 2020.

(3)	Time-based RSUs granted on June 26, 2017 that vest in two equal installments on June 26, 2019 and 2020.

(4)

Performance-based RSUs granted on June 26, 2017 that will vest on April 28, 2020 based on the Company’s non-GAAP adjusted operating margin performance for the three-year period beginning January 1, 2017. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

(5)	Time-based RSUs granted on June 26, 2017 that vest in three equal installments on December 6, 2019, 2020 and 2021.

(6)

Performance-based RSUs granted on April 27, 2018 that will vest on April 27, 2021 based 50% on the Company’s 3-year CAGR organic revenue growth and 50% on the 3-year CAGR adjusted EBITDA Growth. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

(7)	Time-based RSUs granted April 27, 2018 that vest in three equal installments on April 27, 2019, 2020, and 2021.

(8)

Performance-based RSUs granted on April 27, 2018 to the CEO as a leadership performance grant that will vest in two equal installments on April 27, 2022 and 2023 based 50% on the Company’s 3-year CAGR organic growth and 50% on the 3-year CAGR adjusted EBITDA and is subject to the additional vesting requirement of continued employment through the fourth anniversary of the grant date for 50% of the shares earned and through the fifth anniversary of the grant date for the remaining 50% of the shares earned. The maximum number of shares that can be earned is 200% of the target number of shares.

(9)	Time based RSUs granted on November 27, 2017 that will vest in two equal installments on November 27, 2019 and 2020.

(10)	Time-based stock options granted on April 28, 2016 that will vest on April 28, 2019.

36	FLIR	2019 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

(11)	Time-based stock options granted on April 28, 2017 that will vest in two equal installments on April 28, 2019 and 2020.

(12)	Time-based RSUs granted on April 28, 2016 that will vest on April 28, 2019.

(13)	Time-based RSUs granted on April 28, 2017 that will vest in two equal installments on April 28, 2019 and 2020.

(14)

Performance-based RSUs granted on April 28, 2016 that will vest on May 1, 2019 based on the Company’s return on invested capital (“ROIC”) performance for the three-year period beginning January 1, 2016. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

(15)

Market-based RSUs granted on April 28, 2016 that will vest on May 1, 2019 based on the Company’s relative TSR performance versus the S&P 500 for the three-year period beginning May 1, 2016. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

(16)

Performance-based RSUs granted on April 28, 2017 that will vest on April 28, 2020 based on the Company’s non-GAAP adjusted operating margin performance for the three-year period beginning January 1, 2017. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

(17)	Time based RSUs granted on October 18, 2018 that will vest in three equal installments on October 18, 2019, 2020 and 2021.

(18)	Time-based RSUs granted on November 1, 2018 that will vest in three equal installments on April 27, 2019, 2020 and 2021.

(19)

Performance-based RSUs granted on November 1, 2018 that will vest on April 27, 2021 based 50% on the Company’s 3-year CAGR organic revenue growth and 50% on the 3-year CAGR adjusted EBITDA growth. This amount represents the target number of shares. The maximum number of shares that can be earned is 200% of the target number of shares.

2019 PROXY STATEMENT	FLIR	37

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Option Exercises and Stock Vested

The following Option Exercises and Stock Vested table provides additional information about the value realized by our NEOs on the exercise of outstanding stock options and the vesting of RSUs during the year ended December 31, 2018.

Name	Option Awards (1)		Stock Awards (2)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
James J. Cannon	—	$—	31,592		$1,448,826
Carol P. Lowe	—	—	18,155		809,168
Todd M. DuChene	3,000	81,068	29,834		1,597,423
Jeffrey D. Frank	46,712	1,424,633	18,095	(3)	970,463
Anthony D. Buffum	—	—	—		—

(1)

The value realized upon exercise represents the difference between the exercise price per share of the stock option and the sales price or the fair market value of each share of our Common Stock multiplied by the number of shares exercised. The exercise price of each stock option was equal to the closing price of our Common Stock as reported on NASDAQ on the date of grant.

(2)	The value realized on vesting was determined by multiplying the number of RSUs vesting by the closing price of our Common Stock as reported on NASDAQ on the vesting date.

(3)

Included are 2,824 shares that vested on April 29, 2018 for which distribution has been deferred until June 1, 2020 and 11,352 shares that vested May 1, 2018 for which distribution has been deferred until June 1, 2021. The total value realized on vesting of these deferred units is $759,692.

38	FLIR	2019 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Non-Qualified Deferred Compensation

The following Non-Qualified Deferred Compensation table provides information regarding the contributions made and the aggregate earnings recognized during the year ended December 31, 2018, and the account balances as of December 31, 2018 for our NEOs under the NQDC plan and the stock deferral plan.

Name	Executive Contributions ($)		Registrant Contributions ($)	Aggregate Earnings (Loss) ($)(1)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31 ($)
James J. Cannon	$—		$—	$—		$—	$—
	—		—	—		—	—
Carol P. Lowe	—		—	—		—	—
	—		—	—		—	—
Todd M. DuChene	—		—	—		—	—
	—		—	—		—	—
Jeffrey D. Frank	352,350	(2)	—	(78,739)	(3)	—	924,220
	759,692	(4)	—	(153,781)	(5)	—	873,321
Anthony D. Buffum	—		—	—		—	—
	—		—	—		—	—

(1)	These amounts are not reported in the 2018 Summary Compensation Table on page 33.

(2)	These amounts are reported as Salary or Non-Equity Incentive Plan Compensation in the 2018 Summary Compensation Table on page 33.

(3)	Earnings from Compensation deferred under the NQDC.

(4)	Includes the value of 2,824 shares that vested on April 29, 2018 and 11,352 shares that vested on May 1, 2018 for which distribution was deferred.

(5)	Includes the value of dividends received for shares whose distribution was deferred under the stock deferral plan.

We implemented the NQDC plan in order to provide highly compensated employees with an additional savings option. NEOs can defer up to 50% of salary and up to 100% of AIP compensation. Participants elect the timing and method of distribution during the annual enrollment period. Distribution options include a lump sum or annual installments. The deferred compensation and investment earnings are held as a Company asset within a rabbi trust. Participants have a menu of market-based investment options from which to choose to invest their contributions.

In addition, we have a Stock Deferral Plan that provides highly compensated employees the ability to defer the receipt of RSUs after vesting. Participants may elect to defer the distribution for up to 10 years from the grant date and must make the election to defer in accordance with Section 409A of the Code.

2019 PROXY STATEMENT	FLIR	39

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Potential Payments upon Termination or Change of Control

We entered into certain agreements and maintain certain plans that will require us to provide compensation to our NEOs in the event of a termination of employment or a termination in connection with a change of control of the Company. The following tables show potential payments to our NEOs assuming a December 31, 2018 termination date and, where applicable, using the closing market price of our Common Stock as of December 31, 2018 of $43.54, as reported on NASDAQ.

James J. Cannon
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination due to death or disability	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (1)	$2,635,000	$850,000	$ 3,570,000
Continued health coverage (2)	25,925		39,665
Accelerated vesting (3)	9,785,446		9,785,446
Total	$12,446,371	$850,000	$13,395,111

Carol P. Lowe
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (4)	$1,202,500	$2,405,000
Continued health coverage (2)	21,951	33,585
Accelerated vesting (3)	3,022,765	3,022,765
Total	$4,247,216	$5,461,350

Todd M. DuChene
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (5)	$ 759,500	$1,291,176
Continued health coverage (2)	23,631	36,155
Accelerated vesting (3)	1,835,579	2,657,266
Total	$2,618,710	$3,984,597

40	FLIR	2019 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Jeffrey D. Frank
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (5)	$556,800	$965,069
Continued health coverage (2)	23,631	36,155
Accelerated vesting (3)	1,239,375	1,801,418
Total	$1,819,806	$2,802,642

Anthony D. Buffum
Executive Benefits and Payments Upon Termination	Termination without cause or Resignation for Good Reason / Constructive Termination	Termination without cause or Resignation for Good Reason / Constructive Termination in connection with a Change of Control
Severance payment (6)	$385,000	$1,232,000
Continued health coverage (2)	25,925	39,665
Accelerated vesting (3)	556,136	610,300
Total	$967,061	$1,881,965

(1)

Severance Payment: In the event that Mr. Cannon’s employment is involuntarily terminated by the Company without cause or the employee resigns for Good Reason/Constructive Termination, he will be entitled to continuation of base salary for two years and a lump sum payment equal to his AIP target. In the event Mr. Cannon’s employment is involuntarily terminated by the Company in connection with a change of control, he will be entitled to a lump sum payment equal to 200% of his base salary and target AIP. In the event Mr. Cannon’s employment terminates due to his death, his beneficiary is entitled to a lump sum payment equal to one year’s base salary. In the event of Mr. Cannon’s disability he is entitled to be paid his base salary through the twelfth (12th) month of the period constituting a disability.

(2)

Post-Termination Health Care Benefits: In the event the NEO’s employment is involuntarily terminated by the Company without cause or the employee resigns for Good Reason/Constructive Termination, the NEO will be reimbursed for health coverage costs under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended COBRA, for a period of 12 months. In the event an NEO’s employment is involuntarily terminated by the Company in connection with a change of control, the NEO and the NEO’s family are entitled to health care benefits equal to what they received while the NEO was employed by the Company for 18 months after termination. The calculations assume an annual increase in healthcare premiums of 10%.

(3)

Stock Options and RSUs: In the event an NEO’s employment is involuntarily terminated by the Company without cause, or the employee resigns for Good Reason/Constructive Termination, the NEO will be entitled to immediate vesting on all unvested time-based equity awards and performance-based equity awards that have achieved the performance measures as of the date of termination. For Mr. Cannon in the event his employment is involuntarily terminated by the Company without cause or resigns for Good Reason/Constructive Termination or is involuntarily terminated by the Company in connection with a change of control, performance-based equity awards for any measurement period that has not yet closed shall vest subject to proration as to the percentage of the awards that have achieved the performance measures as of the termination date. In the event an NEO’s employment is involuntarily terminated by the Company or by the employee for Good Reason/Constructive Termination in connection with a change of control all equity-awards will vest at target. The value in the table assumes that the target number of shares will be earned. See the “Outstanding Equity Awards at Fiscal Year-End 2018” table for additional details.

2019 PROXY STATEMENT	FLIR	41

COMPENSATION OF NAMED EXECUTIVE OFFICERS

(4)

Severance Payment: In the event Ms. Lowe’s employment is involuntarily terminated by the Company without cause or the employee resigns for Good Reason/Constructive Termination, she will be entitled to payments for one year that are equal to the sum of her base salary and target AIP. In the event Ms. Lowe’s employment is involuntarily terminated by the Company in connection with a change of control, she will be entitled to a lump sum payment equal to 200% of her base salary and target AIP.

(5)

Severance Payment: In the event the NEO’s employment is involuntarily terminated by the Company without cause or the employee resigns for Good Reason/Constructive Termination, the NEO will be entitled to payments for one year that are equal to the sum of the NEO’s base salary and target AIP. In the event the NEO’s employment is involuntarily terminated by the Company in connection with a change of control, the NEO will be entitled to a lump sum payment equal to 200% of the NEO’s base salary and actual AIP for the two most recent taxable years before the date on which the change of control occurred.

(6)

Severance Payment: In the event Mr. Buffum is involuntarily terminated by the Company other than for cause, he will be entitled to payments for one year that are equal to the sum of his base salary. In the event Mr. Buffum’s employment is involuntarily terminated by the Company in connection with a change of control, he will be entitled to a lump sum payment equal to 200% of his base salary and target AIP.

Termination or Change of Control Payments

We have change of control agreements with each of our NEOs.

For change of control benefits to be paid, a change of control must have occurred and the NEO must be involuntarily terminated within a specific period of time prior to or following the change of control event (i.e., between 60 days prior to and 180 days after the event). In such circumstances, the agreements provide for the following benefits: (a) immediate vesting of any unvested equity awards, (b) for Mr. Cannon, Ms. Lowe, and Mr. Buffum a payment equal to two hundred percent (200%) of the sum of the NEO’s annual base salary and target annual incentive compensation in effect as of the day before the change of control and for Messrs. DuChene and Frank a payment equal to the sum of the NEO’s base salary and actual AIP for the two most recent taxable years ending before the date upon which the change of control occurred, and (c) continuation of health benefits for a maximum period of 18 months. If the payment would result in a “parachute payment” within the meaning of Section 280G under the United States Internal Revenue Code, then benefits will be reduced so that the payment would be $1.00 less than the amount that would cause the payments to be subject to excise tax. The change of control benefits described above are contingent on the NEO signing and not revoking a release of claims in a form satisfactory to the Company. Each change of control agreement has a term ending December 31, 2019 and will renew for successive one-year periods unless we provide notice of non-renewal as provided therein. Any severance payments or benefits received under the NEO’s employment agreement or employer offer letter, as applicable, will offset payments or benefits payable under the change of control agreement.

Termination without Cause and with Good Reason

Cannon Employment Agreement. The employment agreement for Mr. Cannon provides for the following benefits due to the Company not renewing his employment agreement, an involuntary termination without cause or a termination for good reason, subject to his execution of a release and separation agreement:

•	continued payments of his base salary in effect at the time of such termination for 24 months,

•	payment or reimbursement for the premiums cost of any continued health coverage elected by Mr. Cannon under COBRA for a period of up to 12 months following the termination date,

•

an annual bonus of not less than 110% of Mr. Cannon’s base salary for the year in which such termination occurs prorated from the termination date through the end of the year in which termination occurs, and

•

immediate vesting acceleration of all time-based equity awards granted to him and any performance-based equity awards subject to post-performance vesting that have achieved the applicable performance measures as of the date of termination, provided that performance-based equity awards for any measurement period that has not yet closed shall vest subject to proration as to the percentage of the awards that has achieved the performance measures as of the termination date.

In addition, if Mr. Cannon’s employment terminates because of his death or disability, Mr. Cannon’s employment agreement provides that his estate or designated beneficiary will be entitled to an amount equal to his annual base salary.

42	FLIR	2019 PROXY STATEMENT

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Lowe Employment Agreement. The employment offer letter for Ms. Lowe provides for the following benefits due to an involuntary termination without cause or a termination for good reason, subject to execution of a release and separation agreement:

•	continued payments of base salary in effect at the time of such termination for a period of 12 months,

•	an annual bonus payment for the year in which such termination occurs in an amount not less than 85% of base salary,

•	payment or reimbursement for the premiums cost of any continued health coverage under COBRA for a period of 12 months following the termination date, and

•	vesting acceleration for all time-based equity awards.

Buffum Employment Agreement. The employment offer letter for Mr. Buffum provides for the following benefits due to an involuntary termination without cause or a termination for good reason. subject to execution of a release and separation agreement:

•	continued payments of base salary in effect at the time of such termination for a period of 12 months,

•	payment or reimbursement for the premiums cost of any continued health coverage under COBRA for a period of 12 months following the termination date, and

•	immediate vesting acceleration of all time-based equity awards.

Senior Executive Severance Plan. The severance plan as it applies to Messrs. DuChene and Frank provides for the following benefits due to an involuntary termination without cause or a constructive termination, subject to execution of a release and separation agreement and compliance with the non-competition, non-solicitation, and non-disparagement restrictive covenants through the one-year anniversary of the termination date:

•	continued payments of base salary in effect at the time of such termination for a period of 12 months,

•	an annual bonus payment for the year in which such termination occurs in an amount equal to the target bonus for the year of termination, and

•	immediate vesting acceleration of all time-based equity awards and performance-based equity awards that have achieved the performance measures as of the date of termination.

In addition, the severance plan provides that, if any payment or benefits to a severance plan participant (including the payments and benefits under the severance plan) would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and would therefore be subject to an excise tax under Section 4999 of the Internal Revenue Code, then such payments and benefits will be either (1) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (2) not reduced, whichever, after taking into account all applicable federal, state and local income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, James J. Cannon.

For 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of the company (other than the CEO) was $73,692; and

•	The annual total compensation of our CEO was $7,957,546. This amount equals the CEO’s compensation as reported in the “Summary Compensation Table”.

Based on this information, for 2018, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 108 to 1 (the “2018 Pay Ratio”). The provided pay ratio is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all our employees in 2018, the methodology and the material assumptions that we used were as follows:

•	We selected December 1, 2018 (which is a date within the last 3 months of our last completed fiscal year) as the date upon which we would identify the “median employee”.

•	To identify the “median employee” from our employee population, we used total target cash compensation plus grant date value of equity awards for January 1 through December 31, 2018.

2019 PROXY STATEMENT	FLIR	43

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

For 2018, each non-employee director was granted an annual grant of RSUs under the Company’s 2011 Stock Incentive Plan having a grant date value of $160,000. The RSUs fully vest approximately one year from the date of grant subject to the non-employee director’s continued service. The annual retainer amount for each non-employee director was $75,000 with an additional $100,000 retainer for the Chairman of the Board. In addition, each non-employee director receives reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings. The retainers for the Board’s committees were: the Chairman of each of the Audit and

Compensation Committees received a $20,000 annual retainer and the Chairman of the Corporate Governance Committee received a $15,000 annual retainer. Each member (other than a committee chair) of a Board committee (other than the Ethics and Compliance Committee) received a $10,000 annual retainer.

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)
Earl R. Lewis	$175,000	$159,990	$—	$—		$334,990
John D. Carter	90,000	159,990	—	$10,474	(3)	260,464
William W. Crouch	95,000	159,990	—	—		254,990
Catherine A. Halligan	95,000	159,990	—	—		254,990
Angus L. Macdonald	105,000	159,990	—	—		264,990
Michael T. Smith	100,000	159,990	—	—		259,990
Cathy A. Stauffer	85,000	159,990	—	—		244,990
Robert S. Tyrer	80,000	159,990	—	—		239,990
John W. Wood, Jr.	85,000	159,990	—	—		244,990
Steven E. Wynne	95,000	159,990	—	—		254,990

(1)

Represents the grant date fair value for time-based RSUs granted in 2018. In accordance with FASB ASC Topic 718, the value used to calculate the grant date fair value for these awards is the closing market price of our Common Stock on the date of grant, discounted by the net present value of quarterly dividends. For additional information regarding the calculation of the grant date fair value of the RSU awards, see Note 1 to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018. The number of unvested RSUs outstanding at December 31, 2018 is 2,976 for each director.

(2)

No options were issued to Directors in 2018. Aggregate number of stock options outstanding at December 31, 2018 is as follows: Mr. Lewis—793,606; Mr. Carter—109,176; General Crouch—34,470; Ms. Halligan—49,306; Mr. Macdonald—87,876; Mr. Smith—122,776; Ms. Stauffer—49,306; Mr. Tyrer—0; Mr. Wood—122,776 and Mr. Wynne—106,176.

(3)	Represents the cost of Company approved spouse travel.

We require that our independent directors, within the later of five years from joining the Board or July 2017, hold shares of our Common Stock, restricted stock or stock options in an amount equal in value to no less than four times the average of the annual cash retainer for Board (but not committee)

service during the immediately preceding five-year period. All of our independent directors are currently in compliance with this stock ownership policy.

44	FLIR	2019 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2018 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity Compensation Plans Approved by Shareholders(4)	3,906,889	$29.67	6,382,113

(1)

Excludes purchase rights accruing under the Company’s 2009 Employee Stock Purchase Plan (the “Purchase Plan”). Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs, or (ii) the fair market value of the Common Stock on the semi-annual purchase date.

(2)	The calculation of weighted average exercise price does not include RSUs.

(3)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2018, an aggregate of 2,838,418 shares of Common Stock were available for issuance under the Purchase Plan.

(4)	Consists of the Company’s 2002 Stock Incentive Plan, 2011 Stock Incentive Plan and the Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal year 2018, or written representations from certain reporting persons, the Company believes that except as noted below, no director, officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company failed to file on a timely basis the reports required under Section 16(a) of the Exchange Act during 2018. Form 5s for each of Travis Merrill and Shane Harrison removing them as Section 16 officers were filed one day late.

2019 PROXY STATEMENT	FLIR	45

STOCK OWNED BY MANAGEMENT

STOCK OWNED BY MANAGEMENT

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of March 1, 2019 by: (i) each of the Company directors, (ii) each of the Company’s

NEOs, and (iii) all directors and executive officers as a group. The Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Earl R. Lewis	1,258,545	1%
John D. Carter	144,617	*%
William W. Crouch	48,252	*%
Catherine A. Halligan	56,819	*%
Angus L. MacDonald	103,661	*%
Michael T. Smith	225,466	*%
Cathy A. Stauffer	54,422	*%
Robert S. Tyrer	2,976	*%
John W. Wood, Jr.	146,893	*%
Steven E. Wynne	127,825	*%
James J. Cannon	31,862	*%
Todd M. DuChene	220,902	*%
Jeffrey D. Frank	25,050	*%
Carol P. Lowe	15,481	*%
Anthony D. Buffum	411	*%
Directors and executive officers as a group (16 persons)	2,470,373	2%

*	Less than one percent (1%)

(1)

Applicable percentage of ownership is based on 135,613,252 shares of FLIR Common Stock outstanding as of March 1, 2019. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. None of the shares held by our directors or NEOs are pledged as security. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 1, 2019 and upon the vesting of RSU awards within 60 days from March 1, 2019 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The numbers of shares listed in the table above include shares that are issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days from March 1, 2019 and upon the vesting of RSU awards within 60 days of March 1, 2019, as follows: Mr. Lewis—564,482; Mr. Carter—112,152; General Crouch—37,446; Ms. Halligan—52,282; Mr. Macdonald—90,852; Mr. Smith—125,752; Ms. Stauffer—52,282; Mr. Tyrer—0; Mr. Wood—125,752; Mr. Wynne—112,152; Mr. Cannon—31,862; Mr. DuChene—201,493; Mr. Frank—24,211; Ms. Lowe—5,487; Mr. Buffum—411 and all directors and executive officers as a group—1,543,919.

46	FLIR	2019 PROXY STATEMENT

STOCK OWNED BY PRINCIPAL SHAREHOLDERS

STOCK OWNED BY PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as of December 31,

2018. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	15,099,711	11%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	9,967,753	7%

(1)	Applicable percentage of ownership is based on 135,515,782 shares of FLIR Common Stock outstanding as of December 31, 2018.

(2)

This information as to beneficial ownership is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2019. The Schedule 13G/A states that, as of December 31, 2018, The Vanguard Group is the beneficial owner of 15,099,711 shares of Common Stock as to which The Vanguard Group has sole dispositive power over 14,904,177 of such shares and shared dispositive power over 195,534 of such shares. The Vanguard Group has sole voting power over 161,402 shares and shared voting power over 44,341 shares.

(3)

This information as to beneficial ownership is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 4, 2019. The Schedule 13G/A states that, as of December 31, 2018, BlackRock, Inc. is the beneficial owner of 9,967,753 shares of Common Stock as to which BlackRock, Inc. has sole dispositive power over 9,967,753 of such shares and sole voting power over 8,802,894 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with related persons during the year ended December 31, 2018. The Company’s Corporate Governance Principles adopted by the Board of Directors provide that neither the Company nor any individual shall enter into a related party transaction unless it has been reviewed and approved or ratified by the Audit Committee. A “related party transaction” for these purposes is defined as a transaction for which disclosure would be required pursuant to Item 404 of Regulation S-K.

2019 PROXY STATEMENT	FLIR	47

PROPOSAL 1

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors has eleven members, and all director nominees will stand for election to a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy FOR the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Nominees:	Age	Director Since	Position Held with FLIR
James J. Cannon	48	2017	Director and Chief Executive Officer
John D. Carter	73	2003	Director
William W. Crouch	77	2005	Director
Catherine A. Halligan	56	2014	Director
Earl R. Lewis	75	1999	Chairman of the Board of Directors
Angus L. Macdonald	64	2001	Director
Michael T. Smith	75	2002	Director
Cathy A. Stauffer	59	2014	Director
Robert S. Tyrer	61	2017	Director
John W. Wood, Jr.	75	2009	Director
Steven E. Wynne	67	1999	Director

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of each of its nominees for director. If a quorum is present, a director nominee will be elected if the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST such nominee. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but will have no effect on the election of directors. See “Corporate Governance and Related Matters—Nominees” for information about the qualifications of the nominees.

48	FLIR	2019 PROXY STATEMENT

PROPOSAL 2

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RELATED INFORMATION

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to act as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019, subject to the ratification of such appointment by the Company’s shareholders. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2018.

Recommendations of the Audit Committee and the Board of Directors

Each of the Audit Committee and the Board of Directors unanimously recommends that shareholders vote FOR the ratification of the appointment of the independent registered public accounting firm. If a quorum is present, this proposal will be approved if the number of votes cast FOR the proposal exceeds the number of votes cast AGAINST the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of KPMG LLP, who is expected to be present at the Annual Meeting, will be given the opportunity to make a statement and will be available to respond to appropriate questions at the Annual Meeting.

Fees Paid to KPMG LLP

All services to be provided by KPMG LLP are required to be, and in 2018 and 2017 were, approved by the Audit Committee in advance. The audit and audit-related services are approved annually. With respect to services other than audit and audit-related services, at least annually, the independent registered public accounting firm submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the

Audit Committee’s regularly scheduled meetings, the independent registered public accounting firm presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, KPMG LLP must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The aggregate fees for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2018 and 2017 were as follows:

	Years Ended December 31,
	2018	2017
Audit Fees	$2,246,000	$2,679,000
Audit-Related Fees	—	3,000
Tax Fees	510,000	710,000
Total Fees	$2,756,000	$3,392,000

Audit Fees. Audit fees include fees for services rendered for the audit of the annual financial statements included in Annual Reports on Form 10-K, including audit procedures related to business acquisitions, the audit of internal control over financial reporting and the review of the quarterly financial statements included in Quarterly Reports on Form 10-Q. In addition, amounts include fees for statutory filings and audits, issuance of consents and assistance with and review of documents filed with the SEC. For 2017, audit fees included $220,000 incurred for that year’s audits that was not known at the time of the finalization of the 2018 proxy statement.

Audit-Related Fees. Audit-related fees include fees for the annual audit of an employee benefit plan.

Tax Fees. Tax fees include fees principally for tax consultation and tax compliance services.

2019 PROXY STATEMENT	FLIR	49

PROPOSAL 3

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay” vote. As a result of the vote of the Company’s shareholders at the 2017 Annual Meeting ratifying the Company’s decision to move to an annual “say-on-pay vote”, the Company is required to provide the Company’s shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs every year.

As described in the Compensation Discussion and Analysis, the principal objectives of the Company’s executive compensation program are to:

•	Attract and retain executive officers with the skills, experience and motivation to enable the Company to achieve its stated objectives;

•

Provide a mix of current, short-term and long-term compensation to achieve a balance between current income and long-term incentive opportunity and promote focus on both annual and multi-year business objectives;

•	Align total compensation with the performance results we seek for our shareholders, including long-term growth in revenue and EPS;

•	Allow executive officers who demonstrate consistent performance over a multi-year period to earn above- average compensation when we achieve above-average long-term performance;

•	Be affordable and appropriate in light of our size, strategy and anticipated performance; and

•

Be straightforward and transparent in its design, so that shareholders and other interested parties can clearly understand all elements of our executive compensation programs, individually and in the aggregate.

We believe based on direct interaction with our largest shareholders that our compensation program described herein takes into account the feedback the Company has received with respect to the Company’s executive compensation program.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our executive compensation by voting FOR the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure).

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or our Board of Directors or our Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement. If a quorum is present, in order to approve the advisory vote on executive compensation, the number of votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal.

50	FLIR	2019 PROXY STATEMENT

PROPOSAL 4

PROPOSAL 4

APPROVAL OF THE 2019 EMPLOYEE STOCK PURCHASE PLAN

Shareholders are being asked to approve a new employee stock purchase plan, the 2019 Employee Stock Purchase Plan (also referred to as the ESPP). The ESPP will allow our employees to buy shares of Common Stock at a discount through accumulated contributions from their earned compensation. Our Board of Directors has determined that offering an employee stock purchase program is important to our ability to compete for talent. The Company’s shareholders previously approved our 2009 Employee Stock Purchase Plan and we have used that plan since shareholder approval. However, that plan is scheduled to expire in 2019. Accordingly, the Board of Directors adopted the ESPP in February 2019, subject to approval from the shareholders at the 2019 Annual Meeting of Shareholders. The ESPP will become a significant part of our overall equity compensation strategy (especially with respect to our non-executive employees) if it is approved by our shareholders. If our shareholders do not approve the ESPP, we may not be able to offer competitive compensation to existing employees and qualified candidates, and our ability to recruit or retain talented employees may be impaired, which could adversely affect our business and long-term stockholder value.

Description of the Material Features of the ESPP

The following paragraphs provide a summary of the material features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP and is qualified in its entirety by the specific language of the ESPP. The material economic terms of the ESPP generally are the same as the expiring 2009 Employee Stock Purchase Plan. A copy of the ESPP is provided as Appendix A to this proxy statement.

Purpose

The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of Common Stock through accumulated contributions, which generally will be made through payroll deductions. The ESPP permits the administrator (as discussed below) to grant purchase rights that qualify for special tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (also referred to as the Code). In addition, the ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives.

Shares Available for Issuance

If our shareholders approve this proposal, a total of 2.0 million shares of Common Stock will be reserved for issuance under the ESPP. The Company is not able to determine how long this share reserve may last because the number of shares that will be used in any year depends on a variety of factors that cannot be predicted with certainty, including, for example, how many employees elect to participate in the Plan, the level of contributions elected by the participants, and our future share price. However, based on share usage under our expiring 2009 Employee Stock Purchase Plan, the Company currently expects that the share reserve may last for several years. None of the shares that remain in the 2009 Employee Stock Purchase Plan upon that plan’s expiration will roll over to the ESPP.

Administration

The Board of Directors or a committee designated by our board of directors (also referred to as the administrator) administers the ESPP. All questions of interpretation or application of the ESPP are determined by the administrator and its decisions are final and binding upon all participants. The administrator has full and exclusive discretionary authority to construe, interpret, and apply the terms of the ESPP, to designate separate offerings under the ESPP, to adjudicate disputed claims under the ESPP, and to establish such procedures that it deems necessary for the administration of the ESPP. The administrator is authorized to adopt rules and procedures regarding all aspects of the operation of the ESPP (subject to the terms of the ESPP), including, for example, the types and amount of compensation eligible to be contributed under the ESPP, the timing of elections to participate in the ESPP and when shares may be purchased under the ESPP.

Eligibility

Generally, each employee of the Company (or its designated subsidiaries) is eligible to participate in the ESPP, except that no employee will be eligible to participate in the ESPP to the extent that (1) immediately after the grant, such employee would own 5% or more of the combined voting power of all classes of capital stock of the Company or its parents or subsidiaries, or (2) his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate that exceeds $25,000 worth of stock (determined based on the fair market value of the shares on the beginning of the offering period) for each calendar year. In addition, the administrator, in its sole discretion, may determine on a prospective basis that an individual will not be eligible to participate if he or she: (a) customarily works not more than 20 hours per week (or such lesser period of time as may be

2019 PROXY STATEMENT	FLIR	51

PROPOSAL 4

determined by the administrator in its discretion), (b) is a highly compensated employee under Section 414(q) of the Code, or (c) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16 of the Exchange Act. Non-employee directors are not eligible to participate in the ESPP.

As of February 21, 2019, approximately 3,870 employees of the Company and its subsidiaries (including the Company’s executive officers) were eligible to participate in the 2009 ESPP and are expected to be eligible to participate in the ESPP if it is approved by shareholders.

Offering Periods

Unless the administrator determines otherwise, each offering period under the ESPP will have a duration of approximately 6 months, commencing on the first trading day on or after either (1) May 1 of each year and terminating on the first trading day on or immediately before October 31, or (2) November 1 of each year and terminating on the first trading day on or immediately before April 30. The administrator, in its discretion, may modify the duration and number of offering periods on a prospective basis, but no offering period may be longer than 27 months.

Any employee that is an eligible employee on the first day of an offering period may participate in the offering period by timely enrolling in the form and manner determined by the administrator. On the first day of each offering period, each participant automatically is granted a right to purchase shares of Common Stock. This purchase right is exercised on the last trading day of the offering period to the extent of the contributions made during such offering period, unless the purchase right has expired (upon termination of a participant’s employment) or the participant has withdrawn from the ESPP, as described in further detail below.

Contributions generally are accumulated throughout each offering period, generally through payroll deductions. The ESPP permits participants to make payroll deductions of up to 10% of their eligible compensation (or such other percentage cap that the administrator may determine). Eligible compensation is expected to include base straight time gross earnings and payments for overtime and shift premium but exclude payments for incentive compensation, commissions, bonuses, and other similar compensation. The administrator, in its discretion, prospectively may change the definition of eligible compensation and the maximum amount that may be contributed under the ESPP. Unless otherwise determined by the administrator on a prospective, uniform, and non-discriminatory basis, a participant may not contribute more than $10,625 for any offering period.

Once an employee becomes a participant in the ESPP, the employee automatically will participate in each successive offering period until the employee withdraws from the ESPP or the employee’s employment with the Company and its designated subsidiaries terminates.

Exercise of Purchase Right

The number of whole shares that a participant purchases in an offering period will be determined by dividing the total amount of a participant’s contributions during that offering period by the purchase price, except that no fractional shares may be purchased under the ESPP. Unless the administrator determines that a smaller (but not larger) discount will apply, the purchase price will be 85% of the lesser of the fair market value of our Common Stock on (1) the first day of the offering period or (2) the last day of the offering period, subject to compliance with the Code and the terms of the ESPP. The fair market value of a share of our Common Stock on any relevant date generally will be the closing price of a share of our Common Stock on that date, as reported on the NASDAQ Global Select Market. As of February 23, 2019, the per share closing price of a share of our Common Stock was $52.60.

In addition to the $25,000 limit discussed above, no participant will be permitted to purchase during any purchase period shares exceeding an amount determined by dividing $12,500 by the fair market value of a share on the first date of each offering period (subject to adjustments pursuant to the ESPP). Any contributions that remain in a participant’s account after his or her purchase right is exercised will be returned to the participant as soon as administratively practicable after the end of the offering period.

Withdrawal

Generally, a participant may withdraw all of his or her contributions from an offering period by timely submitting a written or electronic notice before the end of the offering period, without such withdrawal affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must again enroll in the ESPP.

Non-transferability. A participant may not assign, transfer, pledge, or otherwise dispose of in any way the contributions credited to his or her account or any right to purchase Common Stock under the ESPP, except by will, the laws of descent and distribution, or by designation of a beneficiary in the manner provided under the ESPP).

Termination of Employment

Upon termination of a participant’s employment for any reason, including disability or death, he or she will be withdrawn from the ESPP, the contributions remaining credited to the participant’s account will be returned to him or her (or, in the case of death, to the person or persons entitled to receive such contributions, as provided in the ESPP), and such participant’s right to purchase shares under the ESPP will automatically be terminated.

52	FLIR	2019 PROXY STATEMENT

PROPOSAL 4

Adjustments upon Changes in Capitalization; Dissolution or Liquidation; Merger or Change of Control

Changes in Capitalization

If there is any dividend or other distribution (whether in the form of cash, stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the administrator will adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share, the number of shares of stock covered by each right to purchase shares under the ESPP that has not yet been exercised, and the maximum number of shares a participant can purchase during an offering period.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the administrator will shorten any offering period then in progress by setting a new purchase date and any offering periods will end on the new purchase date. The new purchase date will be prior to the dissolution or liquidation. If the administrator shortens any offering periods then in progress, the administrator will notify each participant in writing, at least ten business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Change of Control

If there is a merger or change of control of the Company, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the ESPP purchase rights, the administrator will shorten the offering period covered by such ESPP purchase right by setting a new purchase date on which such offering period will end. The new purchase date will be before the merger or change of control. If the administrator shortens any offering periods then in progress, the administrator will notify each participant in writing, before the new purchase date, that the purchase date has been changed to the new purchase date and that the right to purchase shares under the ESPP will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the ESPP

The administrator may at any time amend, suspend, or terminate the ESPP, including the term of any offering period then outstanding. No such termination can adversely affect previously granted rights to purchase shares under the ESPP under then-ongoing offering periods, except to the limited extent provided in the ESPP. The ESPP automatically will terminate on April 30, 2029, unless the administrator terminates it earlier.

2019 PROXY STATEMENT	FLIR	53

PROPOSAL 4

Number of Shares Purchased by Certain Individuals and Groups

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and level of contributions from his or her eligible compensation. Further, the number of shares that may be purchased under the ESPP is determined, in part, by the price of our shares on the first day of each offering period and on the last day of each purchase period. Accordingly, the actual number of Shares that may be purchased by any individual is not determinable. For illustrative purposes only, the following table sets forth

(a) the number of shares that were purchased during 2018 under the terminating 2009 Employee Stock Purchase Plan, and (b) the weighted average per share purchase price paid for such shares, for each of our named executive officers, all current executive officers as a group, and all other employees who participated in the 2009 plan. Our executive officers have an interest in the approval of the ESPP because they are eligible to participate in the ESPP. Non-employee members of the Board are not eligible to participate in the ESPP. There can be no assurance that the numbers of shares and purchase prices shown below will be applicable to the ESPP.

Name of Individual or Identity of Group and Position	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
James J. Cannon President and Chief Executive Officer	—	—
Carol P. Lowe Executive VP and Chief Financial Officer	—	—
Todd M. DuChene Senior VP, General Counsel and Secretary	—	—
Jeffrey D. Frank Senior VP, Global Product Strategy	501	$39.47
Anthony D. Buffum Chief Human Resources Officer	—	—
All current executive officers as a group	501	$39.47
All current directors who are not executive officers as a group(1)	—	—
All other employees (including all current officers who are not executive officers) as a group	139,232	$39.47

(1)	Non-employee directors were not eligible to participate in the 2009 Employee Stock Purchase Plan and are not eligible to participate in the ESPP.

Certain Federal Income Tax Information

The following brief summary of the effect of the U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income

54	FLIR	2019 PROXY STATEMENT

PROPOSAL 4

recognized by participants upon a sale or disposition of shares before the expiration of the holding periods described above.

Recommendation of the Board of Directors

The Board recommends that shareholders a vote “FOR” the approval of the ESPP. The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 2019 Employee Stock Purchase Plan. If a quorum is present, in order to approve the ESPP, the number of votes cast in favor of the proposal must exceed the number of votes cast opposing the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will have no effect on the determination of the outcome of this proposal.

2019 PROXY STATEMENT	FLIR	55

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of the independent registered public accounting firm. The Audit Committee is comprised of five non-employee directors, each of whom is an independent director as defined in Section 10A(m) of the Exchange Act, and Rule 10A-3 promulgated thereunder, and by the listing rules of NASDAQ. The Board of Directors has determined that each of Messrs. Macdonald, Smith, Tyrer and Wynne and Ms. Halligan qualifies as an “audit committee financial expert” for purposes of regulations of the SEC. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. A copy of the charter is available for review on the Company’s website at www.flir.com/about/investor-relations.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is accountable to the Audit Committee and is responsible for performing an independent audit of those consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with United States generally accepted accounting principles and on the Company’s effectiveness of internal control over financial reporting. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent registered public accounting firm. In its oversight role, the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with United States generally accepted accounting principles, and on the report of the Company’s independent registered public accounting firm, KPMG LLP, with respect to the Company’s consolidated financial statements.

The Audit Committee held five meetings during fiscal year 2018. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent registered public accounting firm. The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee held private sessions with KPMG LLP as required, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the effectiveness of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee also discussed with representatives of KPMG LLP the matters required to be communicated by the PCAOB Auditing Standard No. 1301 “Communications with Audit Committees”. The PCAOB requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s consolidated financial statements with respect to:

•	Its responsibility under professional standards, including the overall audit strategy, timing of the audit, and significant risks;

•	Significant accounting policies and practices;

•	Critical accounting policies and practices;

•	Critical accounting estimates;

•	Significant unusual transactions;

•	Qualitative aspects of accounting practices;

•	Significant management judgments and accounting estimates;

•	Uncorrected and corrected misstatements;

•	Disagreements with management;

•	Management’s consultation with other accountants;

•	Difficult or contentious matters for which it consulted;

•	Significant issues discussed, or subject to correspondence with management;

•	Significant difficulties encountered during the audit;

•	Other significant findings or issues;

•	Confirmation of audit independence; and

•	Its audit report.

The Audit Committee discussed with KPMG LLP its independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence to the effect that, in its professional judgment, KPMG LLP is independent of the Company under PCAOB Rule 3520 and all other relevant professional and regulatory standards. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved and recommended, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

THE AUDIT COMMITTEE

Angus L. Macdonald, Chair

Catherine A. Halligan

Michael T. Smith

Robert L. Tyrer

Steven E. Wynne

56	FLIR	2019 PROXY STATEMENT

DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING OF SHAREHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders. Any such proposal must be received by the Company not later than November 9, 2019. Alternatively, under the Company’s Bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s proxy statement pursuant to Rule 14a-8 may be delivered to the Corporate Secretary of the Company not less than 90 days (i.e., not after January 20, 2020) nor more than 120 days (i.e., not before December 21, 2019) prior to the anniversary date of the prior year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of an annual meeting date was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the

Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Officers, other employees and directors may solicit proxies personally or by telephone without any addition to their regular compensation. Upon request, we will reimburse the reasonable costs incurred by brokers, banks, or other nominees for mailing proxy materials and annual shareholder reports to the beneficial owners of the shares they hold of record.

2019 PROXY STATEMENT	FLIR	57

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2018 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070.

Shareholders Sharing the Same Last Name and Address “(Householding)”

If you own your shares through a broker, bank or other nominee, the Company is sending only one Proxy Statement or notice of availability of proxy materials to you if you share a single address with another shareholder unless we received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce the Company’s printing and mailing costs. If you received only one copy of this Proxy Statement or a notice of availability of proxy materials and wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or notices of availability of proxy materials, or if you are receiving multiple proxy statements or notices of availability of proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, Oregon 97070 or calling Investor Relations at (503) 498-3547, and we will promptly deliver additional materials or refrain from delivering additional materials, as requested.

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available on the Company’s website at www.flir.com/about/investor-relations. If you own your shares through a broker, bank or other nominee, instead of receiving paper copies in the mail of next year’s proxy statement and annual report or a notice of availability of proxy materials, you can elect to receive an e- mail message that will provide a link to these documents by contacting the institution that holds your shares. By opting to access your proxy materials online, you will reduce the amount of mail you receive, help conserve natural resources and reduce the Company’s printing and mailing costs.

By Order of the Board of Directors

Earl R. Lewis

Chairman of the Board of Directors

Wilsonville, Oregon

March 8, 2019

58	FLIR	2019 PROXY STATEMENT

Appendix A: Unaudited Reconciliation of Non-GAAP Adjusted Financial Measures

(in thousands, except per share amounts)

	Year Ended December 31,

	2018	2017
Earnings from operations:
GAAP earnings from operations	$318,606	$289,961
Amortization of acquired intangible assets	24,524	27,391
Purchase accounting adjustments	—	1,992
Restructuring charges	8,203	625
Acquisition related expenses	6,674	2,014
Loss on sale of business	13,708	23,588
Executive transition costs	6,748	13,524
Export compliance matters	23,278	—
Other	1,946	4,389

Non-GAAP earnings from operations	$403,687	$363,484
Operating margin:
GAAP operating margin	17.9%	16.1%
Cumulative effect of non-GAAP Adjustments	4.8%	4.1%

Non-GAAP operating margin	22.7%	20.2%
Net earnings:
GAAP net earnings	$282,425	$107,223
Amortization of acquired intangible assets	24,524	27,391
Purchase accounting adjustments	—	1,992
Restructuring charges	8,203	625
Acquisition related expenses	6,674	2,014
Loss on sale of business	13,708	23,588
Executive transition costs	6,824	13,524
Export compliance matters	23,278	—
Other	1,946	3,681
Estimated tax benefit of non-GAAP adjustments	(17,457)	(18,480)
Discrete tax items, net	(38,279)	101,014

Non-GAAP net earnings	$311,846	$262,572
Earnings Per Diluted Share:
GAAP earnings per diluted share	$2.01	$0.77
Cumulative effect of non-GAAP Adjustments	0.21	1.11

Non-GAAP earnings per diluted share	$2.22	$1.88
Weighted average diluted shares outstanding:	140,209	139,646

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with United States generally accepted accounting principles (GAAP). As a supplement to our GAAP financial results, this document contains some or all of the following non-GAAP financial measures: (i) non-GAAP operating earnings/income, (ii) non-GAAP operating margin (defined as non-GAAP operating income divided by revenue), (iii) non-GAAP net earnings/income, and (iv) non-GAAP earnings per diluted share (EPS). These non-GAAP measures of financial performance are not prepared in accordance with GAAP and computational methods may differ from those used by other companies. Additionally, these non-GAAP measures should not be considered a substitute for any other performance measure determined in accordance with GAAP and the Company cautions investors and potential investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. Each of the non-GAAP measures is adjusted from GAAP results and are outlined in the “GAAP to Non-GAAP Reconciliation” tables included within this appendix.

In calculating non-GAAP financial measures, we exclude certain items (including gains and losses) to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent amortization of acquired intangible assets, purchase accounting adjustments, restructuring charges, acquisition related expenses, loss on sale

2019 PROXY STATEMENT	FLIR	A-1

of business, executive transition costs, export compliance matters, discrete tax items, and other items we do not consider to be directly related to our core operating performance. We use non-GAAP measures internally to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and as a factor for determining incentive compensation for certain employees. Accordingly, supplementing GAAP financial results with these non-GAAP financial measures enables the comparison of our ongoing operating results in a manner consistent with the metrics reviewed by management. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our ongoing operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•

Amortization of acquired intangible assets. GAAP accounting requires that intangible assets are recorded at fair value as of the date of acquisition and amortized over their estimated useful lives. The timing and magnitude of our acquisition transactions and maturities of the businesses acquired will cause our operating results to vary from period to period, making comparison to past performance difficult for investors.

•

Purchase accounting adjustments. Included in our GAAP financial measures are purchase accounting adjustments, required by GAAP to adjust inventory balances to fair value at the time of acquisition. These non-cash charges are not reflective of our ongoing operations and can vary significantly in any given period driven by variability in our acquisition activity.

•

Acquisition related expenses. Included in our GAAP financial measures are acquisition related expenses, consisting of external expenses resulting directly from acquisition related activities, including due diligence, legal, valuation, tax and audit services. The timing and nature of our acquisition activity can vary significantly from period to period impacting comparability of operating results from one period to another. These transaction-specific costs can vary significantly in amount and timing and are not indicative of our core operating performance.

•

Restructuring charges. Included in our GAAP financial measures are restructuring charges which are primarily for employee compensation resulting from reductions in employee headcount and facilities exit and lease termination costs in connection with Company reorganization and restructuring activities. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and facilitates comparison with the results of other companies in our industry.

•

Loss on sale of business. We recognized a loss, representing the difference between the carrying value and expected sales proceeds, associated with the divestiture of the retail and SMB security products business of the Commercial business unit. We excluded this loss for purposes of calculating certain non-GAAP measures. This adjustment facilitates an alternative evaluation of our current operating performance and comparisons to past operating results consistent with the metrics reviewed by management

•

Executive transition costs. Executive transition costs primarily include costs associated with separation and severance agreements of the Company’s former CEO, COO, CHRO and other former members of the executive management team; professional services expenses associated with the transition of the former CEO, CFO, and CHRO including recruitment fees, legal services and other related costs, as well as sign-on cash bonus payments to the current CEO and others reporting to the CEO; partially offset by benefits associated with stock compensation reversals for share-based awards forfeited upon the departures of the former CEO, COO, CFO, CHRO and other former members of the executive management team.

•

Export compliance matters. Export Compliance Matters refer to costs incurred for compliance and remediation activities to address and improve certain historical practices associated with U.S. and international trade control laws and regulations. Such costs include a DDTC estimated penalty associated with an administrative agreement with the U.S. Department of State (the “Consent Agreement”), expenses associated with retention of a Special Compliance Officer, remedial actions and new or enhanced compliance program initiatives and implementations as required by the terms of the Consent Agreement or otherwise necessary to remedy and achieve full compliance with U.S. and international trade control laws and regulations. These costs are excluded from our non-GAAP measures because they are not representative of the ongoing operating costs of our compliance programs and are exclusive of sustaining costs we have incurred and expect to incur during and beyond the term of Consent Agreement.

•

Other. Other charges include product remediation charges associated with certain SkyWatch™ surveillance towers and certain long-term contract adjustments related to contracts completed by companies acquired by FLIR prior to their acquisition. We exclude other charges from our non-GAAP measures because we do not believe such costs are representative of our ongoing operations.

A-2	FLIR	2019 PROXY STATEMENT

•

Estimated tax effect of non-GAAP adjustments. This amount adjusts the provision for income taxes to reflect the effect of the previously listed non-GAAP adjustments on non-GAAP net income. We estimate the tax effect of the adjustment items by applying the Company’s overall estimated effective tax rate, excluding significant discrete items, to the pretax amount.

•

Discrete tax items, net. Included in our GAAP financial measures are income tax expenses and benefits related to discrete events or transactions that are not representative of the Company’s estimated tax rate related to ongoing operations. These discrete tax items can vary significantly from period to period impacting the comparability of our earnings from one period to another. Discrete tax items include charges and reversals of provisions associated with certain unrecognized tax benefits, benefits or charges associated with the windfalls or shortfalls resulting from vesting and exercise activity of share-based compensation, benefits associated with the reversal of previously recorded valuation allowances against certain deferred tax assets, and other discrete items not included in the annual effective tax rate associated with our ongoing operations. We exclude discrete tax items from our non-GAAP measures because we do not believe such expenses or benefits reflect the performance of our ongoing operations.

2019 PROXY STATEMENT	FLIR	A-3

Appendix B: FLIR Systems, Inc. 2019 Employee Stock Purchase Plan

(Effective April 19, 2019)

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase shares of Common Stock under the Non-423 Component will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means the occurrence of any of the following events:

(i) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change of Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change of Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change of Control; or

(iii) A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For

2019 PROXY STATEMENT	FLIR	B-1

purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(e), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change of Control if: (i) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means FLIR Systems, Inc., an Oregon corporation, or any successor thereto.

(j) “Compensation” includes an Eligible Employee’s base straight time gross earnings, overtime, shift premium, and commissions (to the extent such commissions are an integral, recurring part of compensation) but excludes payments for incentive compensation, bonuses, equity compensation income and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any Offering Period that has not yet begun.

(k) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l) “Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.

(m) “Director” means a member of the Board.

(n) “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(o) “Employer” means the employer of the applicable Eligible Employee(s).

(p) “Enrollment Date” means the first Trading Day of an Offering Period.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

B-2	FLIR	2019 PROXY STATEMENT

(r) “Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 20(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.

(s) “Fair Market Value” means, as of any date, the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(t) “Fiscal Year” means a fiscal year of the Company.

(u) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v) “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(w) “Offering Periods” means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day on or before October 31 and April 30, approximately six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 30.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y) “Participant” means an Eligible Employee that participates in the Plan.

(z) “Plan” means this FLIR Systems, Inc. 2019 Employee Stock Purchase Plan.

(aa) “Purchase Period” means the period or periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, Purchase Periods for all other Offering Periods will (i) commence on the first Trading Day on or after May 1 and November 1 and (ii) terminate on the last Trading Day on or before October 31 of the same year and April 30 of the following year, respectively.

(bb) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 20.

(cc) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(dd) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ee) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

3. Eligibility.

(a) First Offering Period. Any individual who both (i) is an Eligible Employee on the Enrollment Date for the first Offering Period under the Plan, and (ii) was a participant in the final purchase period under the Company’s expiring 2009 Employee

2019 PROXY STATEMENT	FLIR	B-3

Stock Purchase Plan, automatically will be enrolled in the first Offering Period under the Plan. The election of any such Participant under the 2009 Employee Stock Purchase Plan (for example, with respect to amount of contributions) for the last offering period under such plan automatically will carry over to the first Offering Period under the Plan, unless the Participant elects otherwise in the form and manner specified by the Administrator. Any other individual who is an Eligible Employee immediately prior to the first Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b) Subsequent Offering Periods. Any Eligible Employee on any Enrollment Date for any Offering Period after the first Offering Period under the Plan will be eligible to participate in the Plan, subject to the requirements of Section 5.

(c) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.

(d) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other dates as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.

5. Participation. An Eligible Employee may participate in the Plan pursuant to Section 3(b) by properly following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.

6. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation that he or she receives on the pay day (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). Unless otherwise determined by the Administrator on a prospective and uniform and nondiscriminatory basis, the aggregate amount of Contributions for any Participant for an Offering Period shall not exceed $10,625. The Administrator, in its discretion, may, on a prospective and uniform and nondiscriminatory basis, establish a different maximum amount or percentage of Compensation that may be contributed under the Plan. In addition, the Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the applicable election prior to each Exercise Date of each Purchase Period. A Participant’s election will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.

B-4	FLIR	2019 PROXY STATEMENT

(d) A Participant may discontinue his or her participation in the Plan as provided under Section 10. Unless otherwise determined by the Administrator, during a Purchase Period a Participant may: (i) not increase the rate of his or her Contributions, (ii) may decrease the rate of his or her Contributions a maximum of one (1) time, (iii) decrease his or her Contributions to zero percent (0%) (even if the Participant previously decreased his or her Contributions to a rate above zero (0%)). Any such permitted change during a Purchase Period requires the Participant to) properly complete and submit a new election as to Contribution rate in the form and manner and by the deadline prescribed by the Administrator, which in all cases must be prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless the Participant’s participation is terminated as provided in Sections 10 or 11). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in the rate of Contributions made pursuant to this Section 6(d) will be effective as of the first (1st) full payroll period following ten (10) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(d) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code; or (iii) the Participants are participating in the Non-423 Component.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than the number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the first date of each Offering Period (subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(d) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10.

2019 PROXY STATEMENT	FLIR	B-5

Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Administrator (in its sole discretion) may require that shares not be sold or transferred for a designated period after the Exercise Date, pursuant to such rules as the Administrator may establish from time to time. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent (that is, not transferred to another broker or agent and/or to any other individual or entity, as determined by the Company) for a designated period of time and/or may establish procedures or rules to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a notice of withdrawal in the form and manner and by the deadline determined by the Administrator for such purpose. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.

12. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

B-6	FLIR	2019 PROXY STATEMENT

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 1.5 million shares of Common Stock.

(b) Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

2019 PROXY STATEMENT	FLIR	B-7

17. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation, Merger, or Change of Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change of Control. In the event of a merger or Change of Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change of Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

B-8	FLIR	2019 PROXY STATEMENT

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

21. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24. Term of Plan. The Plan will become effective upon its adoption by the Board. It will continue in effect until April 30, 2029, unless sooner terminated under Section 20.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Oregon (except its choice-of-law provisions).

27. No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Further, the Company or a Subsidiary or Affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

2019 PROXY STATEMENT	FLIR	B-9

28. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29. Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

B-10	FLIR	2019 PROXY STATEMENT

FLIR Systems, Inc. 27700 SW Parkway Avenue Wilsonville, Oregon 97070

FLIR Systems, Inc.

27700 SW Parkway Avenue

Wilsonville, OR 97070

Attention: Heather Christiansen

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/18/2019 for shares held directly and by 11:59 P.M. ET on 04/16/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/18/2019 for shares held directly and by 11:59 P.M. ET on 04/16/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

1.	Election of Directors

	Nominees	For	Against	Abstain

1A	James J. Cannon	☐	☐	☐

1B	John D. Carter	☐	☐	☐

1C	William W. Crouch	☐	☐	☐

1D	Catherine A. Halligan	☐	☐	☐

1E	Earl R. Lewis	☐	☐	☐

1F	Angus L. Macdonald	☐	☐	☐

1G	Michael T. Smith	☐	☐	☐

1H	Cathy A. Stauffer	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

		For	Against	Abstain

1I	Robert S. Tyrer	☐	☐	☐

1J	John W. Wood, Jr.	☐	☐	☐

1K	Steven E. Wynne	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement.	☐	☐	☐

4.	To approve the Company’s 2019 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

FLIR SYSTEMS, INC.

Annual Meeting of Shareholders

April 19, 2019 9:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James J. Cannon and Heather F. Christiansen, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FLIR SYSTEMS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on April 19, 2019, at FLIR Systems, Inc., 27700 SW Parkway Avenue, Wilsonville, OR 97070, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side